Exhibit 99.1



                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of AXA Financial, Inc.

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of earnings, of shareholders' equity and comprehensive income and of cash flows present fairly, in all material respects, the financial position of AXA Financial, Inc. and its subsidiaries ("AXA Financial") at December 31, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of AXA Financial's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP
New York, New York
February 1, 2000, except as to Note 8,
which is as of November 6, 2000

                               AXA FINANCIAL, INC.
                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1999 AND 1998

                                                                                   1999                 1998
                                                                              -----------------    -----------------
                                                                                         (IN MILLIONS)

ASSETS
Investments:
  Fixed maturities:
    Available for sale, at estimated fair value.............................   $    18,849.1        $    19,449.3
    Held to maturity, at amortized cost.....................................           253.4                250.9
  Mortgage loans on real estate.............................................         3,270.0              2,809.9
  Equity real estate........................................................         1,160.2              1,676.9
  Policy loans..............................................................         2,257.3              2,086.7
  Other equity investments..................................................           673.5                760.9
  Other invested assets.....................................................           914.7                809.6
                                                                               ----------------     ----------------
      Total investments.....................................................        27,378.2             27,844.2
Cash and cash equivalents...................................................           796.0              1,286.2
Broker-dealer related receivables...........................................           521.3                325.4
Deferred policy acquisition costs...........................................         4,033.0              3,563.8
Other assets................................................................         3,350.9              2,729.5
Closed Block assets.........................................................         8,607.3              8,632.4
Separate Accounts assets....................................................        54,453.9             43,302.3
Net assets of discontinued Investment Banking and Brokerage.................         2,453.2              1,833.1
                                                                               ----------------     ----------------
TOTAL ASSETS................................................................   $   101,593.8        $    89,516.9
                                                                               ================     ================
LIABILITIES
Policyholders' account balances.............................................   $    21,351.4        $    20,857.5
Future policy benefits and other policyholders liabilities..................         4,777.6              4,726.4
Broker-dealer related payables..............................................           319.3                256.8
Short-term and long-term debt...............................................         2,518.7              2,322.4
Other liabilities...........................................................         3,430.4              3,372.4
Closed Block liabilities....................................................         9,025.0              9,077.0
Separate Accounts liabilities...............................................        54,332.5             43,211.3
                                                                               ----------------     ----------------
      Total liabilities.....................................................        95,754.9             83,823.8
                                                                               ----------------     ----------------
Commitments and contingencies (Notes 13, 16, 17, 18 and 19)

SHAREHOLDERS' EQUITY
Series D convertible preferred stock........................................           239.7                259.8
Stock employee compensation trust...........................................          (239.7)              (259.8)
Common stock, at par value..................................................             4.5                  2.2
Capital in excess of par value..............................................         3,739.1              3,662.1
Treasury stock..............................................................          (490.8)              (247.1)
Retained earnings...........................................................         3,008.6              1,926.1
Accumulated other comprehensive (loss) income...............................          (422.5)               349.8
                                                                               ----------------     ----------------
      Total shareholders' equity............................................         5,838.9              5,693.1
                                                                               ----------------     ----------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY..................................   $   101,593.8        $    89,516.9
                                                                               ================     ================



                 See Notes to Consolidated Financial Statements.

                               AXA FINANCIAL, INC.
                       CONSOLIDATED STATEMENTS OF EARNINGS
                  YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

                                                                     1999               1998                1997
                                                                -----------------  -----------------   ----------------
                                                                       (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

REVENUES
Universal life and investment-type product policy fee
  income......................................................  $     1,257.5       $     1,056.2      $       950.6
Premiums......................................................          558.2               588.1              601.5
Net investment income.........................................        2,263.3             2,255.9            2,306.2
Investment (losses) gain, net.................................         (202.3)               82.2              (46.5)
Commissions, fees and other income............................        2,018.8             1,389.8            1,095.1
Contribution from the Closed Block............................           86.4                87.1              102.5
                                                                -----------------  -----------------  -----------------
      Total revenues..........................................        5,981.9             5,459.3            5,009.4
                                                                -----------------  -----------------  -----------------
BENEFITS AND OTHER DEDUCTIONS
Interest credited to policyholders' account balances..........        1,078.2             1,153.6            1,266.8
Policyholders' benefits.......................................        1,038.6             1,024.7              978.6
Compensation and benefits.....................................        1,012.2               772.0              721.9
Commissions...................................................          564.0               478.0              409.5
Interest expense..............................................          146.5               162.5              195.7
Amortization of deferred policy acquisition costs.............          314.5               293.5              288.1
Capitalization of deferred policy acquisition costs...........         (709.9)             (609.1)            (508.0)
Writedown of deferred policy acquisition costs................          131.7                 -                  -
Rent expense..................................................          113.9               100.0              101.8
Intangible assets writedown...................................            -                   -                120.9
Other operating costs and expenses............................        1,316.2             1,068.9              935.0
                                                                -----------------  -----------------  -----------------
      Total benefits and other deductions.....................        5,005.9             4,444.1            4,510.3
                                                                -----------------  -----------------  -----------------
Earnings from continuing operations before Federal
  income taxes and minority interest..........................          976.0             1,015.2              499.1
Federal income taxes..........................................          308.7               338.2               90.9
Minority interest in net income of consolidated subsidiaries..          199.4               125.2               54.8
                                                                -----------------  -----------------  -----------------

Earnings from continuing operations...........................          467.9               551.8              353.4
Earnings (loss) from discontinued operations, net of Federal income taxes:
    Investment Banking and Brokerage segment..................          630.1               278.6              294.8
    Other.....................................................           28.1                 2.7              (87.2)
                                                                -----------------   ----------------   ----------------
Net Earnings..................................................  $     1,126.1       $       833.1      $       561.0
                                                                =================  =================  =================
Per Common Share:
  Basic:
    Earnings from continuing operations.......................  $         1.07      $        1.24      $         .84
    Discontinued operations, net of Federal income taxes......            1.51                .64                .51
                                                                -----------------  -----------------  -----------------
    Net Earnings..............................................  $         2.58      $        1.88      $        1.35
                                                                =================  =================  =================
  Diluted:
    Earnings from continuing operations.......................  $         1.04      $        1.22      $         .81
    Discontinued operations, net of Federal income taxes......            1.41                .59                .43
                                                                -----------------  -----------------  -----------------
    Net Earnings..............................................  $         2.45      $        1.81      $        1.24
                                                                =================  =================  =================
  Cash Dividend Per Common Share..............................  $          .10      $         .10      $         .10
                                                                =================  =================  =================


                 See Notes to Consolidated Financial Statements.

                               AXA FINANCIAL, INC.
    CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY AND COMPREHENSIVE INCOME
                  YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

                                                                       1999                1998               1997
                                                                 -----------------   -----------------  -----------------
                                                                                      (IN MILLIONS)

Series C convertible preferred stock, beginning of year.........  $         -         $        -         $        24.4
Exchange of Series C convertible preferred stock................            -                  -                 (24.4)
                                                                 -----------------   -----------------  -----------------
Series C convertible preferred stock, end of year...............            -                  -                   -
                                                                 -----------------   -----------------  -----------------

Series D convertible preferred stock, beginning of year.........          259.8              259.8               300.0
Exchange of Series D convertible preferred stock................          (20.1)               -                 (40.2)
                                                                 -----------------   -----------------  -----------------
Series D convertible preferred stock, end of year...............          239.7              259.8               259.8
                                                                 -----------------   -----------------  -----------------

Stock employee compensation trust, beginning of year............         (259.8)            (259.8)             (300.0)
Exchange of Series D convertible preferred stock in the
  stock employee compensation trust.............................           20.1                -                  40.2
                                                                 -----------------   -----------------  -----------------
Stock employee compensation trust, end of year..................         (239.7)            (259.8)             (259.8)
                                                                 -----------------   -----------------  -----------------

Series E convertible preferred stock, beginning of year.........            -                  -                 380.2
Exchange of Series E convertible preferred stock................            -                  -                (380.2)
                                                                 -----------------   -----------------  -----------------
Series E convertible preferred stock, end of year...............            -                  -                   -
                                                                 -----------------   -----------------  -----------------

Common stock, at par value, beginning of year...................            2.2                2.2                 1.9
Issuance of common stock........................................            2.3                -                    .3
                                                                 -----------------   -----------------  -----------------
Common stock, at par value, end of year.........................            4.5                2.2                 2.2
                                                                 -----------------   -----------------  -----------------

Capital in excess of par value, beginning of year...............        3,662.1            3,627.5             2,782.2
Additional capital in excess of par value.......................           77.0               34.6               845.3
                                                                 -----------------   -----------------  -----------------
Capital in excess of par value, end of year.....................        3,739.1            3,662.1             3,627.5
                                                                 -----------------   -----------------  -----------------

Treasury stock, beginning of year...............................         (247.1)               -                   -
Purchase of shares for treasury.................................         (243.7)            (247.1)                -
                                                                 -----------------   -----------------  -----------------
Treasury stock, end of year.....................................         (490.8)            (247.1)                -
                                                                 -----------------   -----------------  -----------------

Retained earnings, beginning of year............................        1,926.1            1,137.4               632.9
Net earnings....................................................        1,126.1              833.1               561.0
Dividends on preferred stocks...................................            -                  -                 (15.6)
Dividends on common stock.......................................          (43.6)             (44.4)              (40.9)
                                                                 -----------------   -----------------  -----------------
Retained earnings, end of year..................................        3,008.6            1,926.1             1,137.4
                                                                 -----------------   -----------------  -----------------

Accumulated other comprehensive income, beginning of year.......          349.8              506.4               166.4
Other comprehensive (loss) income...............................         (772.3)            (156.6)              340.0
                                                                 -----------------   -----------------  -----------------
Accumulated other comprehensive (loss) income, end of year......         (422.5)             349.8               506.4
                                                                 -----------------   -----------------  -----------------
TOTAL SHAREHOLDERS' EQUITY, END OF YEAR.........................  $     5,838.9       $    5,693.1       $     5,273.5
                                                                 =================   =================  =================

COMPREHENSIVE INCOME
Net earnings....................................................  $     1,126.1       $      833.1       $       561.0
                                                                 -----------------   -----------------  -----------------
Change in unrealized (losses) gains, net of reclassification
  adjustment....................................................         (784.5)            (145.6)              344.4
Minimum pension liability adjustment............................           12.2              (11.0)               (4.4)
                                                                 -----------------   -----------------  -----------------
Other comprehensive (loss) income...............................         (772.3)            (156.6)              340.0
                                                                 -----------------   -----------------  -----------------
COMPREHENSIVE INCOME............................................  $       353.8       $      676.5       $       901.0
                                                                 =================   =================  =================

                 See Notes to Consolidated Financial Statements.

                               AXA FINANCIAL, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

                                                                      1999               1998               1997
                                                                -----------------  -----------------  -----------------
                                                                                    (IN MILLIONS)

Net earnings..................................................   $    1,126.1       $       833.1      $       561.0
Adjustments to reconcile net earnings to net cash
  used by operating activities:
  Interest credited to policyholders' account balances........        1,078.2             1,153.6            1,266.8
  Universal life and investment-type product
    policy fee income.........................................       (1,257.5)           (1,056.2)            (950.6)
  Net change in broker-dealer
    related receivables/payables..............................         (119.9)              (17.5)            (433.9)
  Investment (gains) losses, net..............................          (32.7)             (122.5)              39.2
  Change in deferred policy acquisition costs.................         (260.7)             (313.2)            (219.9)
  Change in accounts payable and accrued expenses.............          163.4                32.0               (4.1)
  Change in property and equipment............................         (256.4)              (82.4)              (9.4)
  Other, net..................................................         (270.8)               31.7               59.2
                                                                -----------------  -----------------  -----------------
Net cash provided by operating activities.....................          169.7               458.6              308.3
                                                                -----------------  -----------------  -----------------
Cash flows from investing activities:
  Maturities and repayments...................................        2,088.2             2,466.5            2,865.0
  Sales.......................................................        8,075.2            17,881.2           10,898.8
  Purchases...................................................      (11,112.1)          (19,719.9)         (13,731.2)
  Increase in short-term investments..........................         (179.6)             (215.5)            (550.9)
  Decrease in loans to discontinued operations................            -                 660.0              420.1
  Sale of subsidiaries........................................            -                   -                261.0
  Other, net..................................................         (113.6)              (42.0)            (542.1)
                                                                -----------------  -----------------  -----------------
Net cash (used) provided by investing activities..............       (1,241.9)            1,030.3             (379.3)
                                                                -----------------  -----------------  -----------------

Cash flows from financing activities:
  Policyholders' account balances:
    Deposits..................................................        2,366.2             1,508.1            1,281.7
    Withdrawals...............................................       (1,765.8)           (1,724.6)          (1,886.8)
  Net increase (decrease) in short-term financings............          378.0              (131.7)             606.3
  Additions to long-term debt.................................             .4               596.8               32.0
  Repayments of long-term debt................................          (71.3)             (151.2)             (63.9)
  Payment of obligation to fund accumulated deficit of
    discontinued operations...................................            -                 (87.2)             (83.9)
  Purchase of treasury stock..................................         (243.7)             (247.1)               -
  Other, net..................................................          (81.8)             (290.1)             (64.8)
                                                                -----------------  -----------------  -----------------
Net cash provided (used) by financing activities..............          582.0              (527.0)            (179.4)
                                                                -----------------  -----------------  -----------------

Change in cash and cash equivalents...........................         (490.2)              961.9             (250.4)
Cash and cash equivalents, beginning of year..................        1,286.2               324.3              574.7
                                                                -----------------  -----------------  -----------------
Cash and Cash Equivalents, End of Year........................   $      796.0       $     1,286.2      $       324.3
                                                                =================  =================  =================
Supplemental cash flow information
  Interest Paid...............................................   $      177.4       $       196.7      $       282.0
                                                                =================  =================  =================
  Income Taxes Paid...........................................   $       70.2       $       254.3      $       605.2
                                                                =================  =================  =================


                 See Notes to Consolidated Financial Statements.

                               AXA FINANCIAL, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1)   ORGANIZATION

     AXA Financial, Inc. (the "Holding Company," and collectively with its consolidated subsidiaries, "AXA Financial") is a diversified financial services organization serving a broad spectrum of insurance, asset management and investment banking customers. AXA Financial's financial advisory and insurance product businesses are conducted principally by its life insurance subsidiary, The Equitable Life Assurance Society of the United States ("Equitable Life"), its insurance general agency AXA Network, LLC ("AXA Network") and its broker dealer AXA Advisors, LLC ("AXA Advisors"). AXA Financial's investment management business is conducted principally by Alliance Capital Management L.P. ("Alliance") and its discontinued investment banking and brokerage business was conducted by Donaldson Lufkin & Jenrette, Inc. ("DLJ"). AXA, a French holding company for an international group of insurance and related financial services companies, is the Holding Company's largest shareholder, owning approximately 58.0% at December 31, 1999 (53.0% if all securities convertible into, and options on, common stock were to be converted or exercised).

     The Financial Advisory/Insurance segment offers a variety of traditional, variable and interest-sensitive life insurance products, annuity products, mutual fund asset management accounts and other investment products to individuals and small groups and provides financial planning services for individuals. It also administers traditional participating group annuity contracts with conversion features, generally for corporate qualified pension plans, and association plans which provide full service retirement programs for individuals affiliated with professional and trade associations. This segment includes Separate Accounts for individual insurance and annuity products.

     The Investment Management segment principally includes Alliance. In 1999, Alliance reorganized into Alliance Capital Management Holding L.P. ("Alliance Holding") and Alliance (the "Reorganization"). Alliance Holding's principal asset is its interest in Alliance and it functions as a holding entity through which holders of its publicly traded units own an indirect interest in the operating partnership. AXA Financial exchanged substantially all of its Alliance Holding units for units in Alliance ("Alliance Units"). As a result of the reorganization, AXA Financial was the beneficial owner of approximately 2% of Alliance Holding and 56% of Alliance. Alliance provides diversified investment fund management services to a variety of institutional clients, including pension funds, endowments and foreign financial institutions, as well as to individual investors, principally through a broad line of mutual funds. This segment also includes institutional Separate Accounts that provide various investment options for large group pension clients, primarily deferred benefit contribution plans, through pooled or single group accounts. Through June 10, 1997, this segment also includes Equitable Real Estate Investment Management, Inc. ("EREIM") which was sold. EREIM provided real estate investment management services, property management services, mortgage servicing and loan asset management, and agricultural investment management.

     The Investment Banking and Brokerage segment is reflected in these financial statements as discontinued operations. This segment includes DLJ and serves institutional, corporate, governmental and individual clients both domestically and internationally. DLJ's businesses include securities underwriting, sales and trading, merchant banking, financial advisory services, investment research, venture capital, correspondent brokerage services, online interactive brokerage services and asset management.

2)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Basis of Presentation and Principles of Consolidation
     -----------------------------------------------------

     The accompanying consolidated financial statements are prepared in conformity with generally accepted accounting principles ("GAAP") which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     The accompanying consolidated financial statements include the accounts of the Holding Company; Equitable Life and those of their subsidiaries engaged in insurance related businesses (collectively, the "Insurance Group"); other subsidiaries, principally Alliance, AXA Advisors and, through June 10, 1997, EREIM (see Note 5); and those trusts, partnerships and joint ventures in which AXA Financial has control and a majority economic interest. Closed Block assets, liabilities and results of operations are presented in the consolidated financial statements as single line items (see Note 7). Unless specifically stated, all other footnote disclosures contained herein exclude the Closed Block related amounts.

     All significant intercompany transactions and balances except those with the Closed Block and discontinued operations (see Note 8) have been eliminated in consolidation. The years "1999," "1998" and "1997" refer to the years ended December 31, 1999, 1998 and 1997, respectively. Certain reclassifications have been made in the amounts presented for prior periods to conform these periods with the 1999 presentation.

     Closed Block
     ------------

     On July 22, 1992, Equitable Life established the Closed Block for the benefit of certain individual participating policies which were in force on that date. The assets allocated to the Closed Block, together with anticipated revenues from policies included in the Closed Block, were reasonably expected to be sufficient to support such business, including provision for payment of claims, certain expenses and taxes, and for continuation of dividend scales payable in 1991, assuming the experience underlying such scales continues.

     Assets allocated to the Closed Block inure solely to the benefit of the Closed Block policyholders and will not revert to the benefit of the Holding Company. No reallocation, transfer, borrowing or lending of assets can be made between the Closed Block and other portions of Equitable Life's General Account, any of its Separate Accounts or any affiliate of Equitable Life without the approval of the New York Superintendent of Insurance (the "Superintendent"). Closed Block assets and liabilities are carried on the same basis as similar assets and liabilities held in the General Account. The excess of Closed Block liabilities over Closed Block assets represents the expected future post-tax contribution from the Closed Block which would be recognized in income over the period the policies and contracts in the Closed Block remain in force.

     Discontinued Operations
     -----------------------

     Discontinued operations includes the Investment Banking and Brokerage segment which is discussed in Note 8.

     In 1991, management discontinued the business of certain pension operations. Other discontinued operations at December 31, 1999, principally consists of the Group Non-Participating Wind-Up Annuities ("Wind-Up Annuities"), for which a premium deficiency reserve has been established. Management reviews the adequacy of the allowance each quarter and believes the allowance for future losses at December 31, 1999 is adequate to provide for all future losses; however, the quarterly allowance review continues to involve numerous estimates and subjective judgments regarding the expected performance of Discontinued Operations Investment Assets. There can be no assurance the losses provided for will not differ from the losses ultimately realized. To the extent actual results or future projections of the discontinued operations differ from management's current best estimates and assumptions underlying the allowance for future losses, the difference would be reflected in the consolidated statements of earnings in discontinued operations. In particular, to the extent income, sales proceeds and holding periods for equity real estate differ from management's previous assumptions, periodic adjustments to the allowance are likely to result (see Note 8).

     Accounting Changes
     ------------------

     In March 1998, the American Institute of Certified Public Accountants ("AICPA") issued Statement of Position ("SOP") 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use," which requires capitalization of external and certain internal costs incurred to obtain or develop internal-use computer software during the application development stage. AXA Financial applied the provisions of SOP 98-1 prospectively effective January 1, 1998. The adoption of SOP 98-1 did not have a material impact on AXA Financial's consolidated financial statements. Capitalized internal-use software is amortized on a straight-line basis over the estimated useful life of the software.

     New Accounting Pronouncements
     -----------------------------

     In December 1999, the staff of the SEC issued Staff Accounting Bulletin ("SAB") No. 101, "Revenue Recognition in Financial Statements", which is effective fourth quarter 2000. SAB No. 101 deals with revenue recognition issues; its implementation is not expected to have a material impact on AXA Financial's consolidated balance sheet or statement of earnings.

     In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," which establishes accounting and reporting standards for derivative instruments, including certain derivatives embedded in other contracts, and for hedging activities. It requires all derivatives to be recognized on the balance sheet at fair value. The accounting for changes in the fair value of a derivative depends on its intended use. Derivatives not used in hedging activities must be adjusted to fair value through earnings. Changes in the fair value of derivatives used in hedging activities will, depending on the nature of the hedge, either be offset in earnings against the change in fair value of the hedged item attributable to the risk being hedged or recognized in other comprehensive income until the hedged item affects earnings. For all hedging activities, the ineffective portion of a derivative's change in fair value will be immediately recognized in earnings. In June 1999, the FASB issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133," which defers the effective date of SFAS No. 133 to all fiscal quarters of all fiscal years beginning after June 15, 2000. AXA Financial expects to adopt SFAS No. 133 effective January 1, 2001. Adjustments resulting from initial adoption of the new requirements will be reported in a manner similar to the cumulative effect of a change in accounting principle and will be reflected in net income or accumulated other comprehensive income based upon existing hedging relationships, if any. Management currently is assessing the impact of adoption. However, Alliance's adoption of the new requirements is not expected to have a significant impact on AXA Financial's consolidated balance sheet or statement of earnings.

     Valuation of Investments
     ------------------------

     Fixed maturities identified as available for sale are reported at estimated fair value. Fixed maturities, which AXA Financial has both the ability and the intent to hold to maturity, are stated principally at amortized cost. The amortized cost of fixed maturities is adjusted for impairments in value deemed to be other than temporary.

     Mortgage loans on real estate are stated at unpaid principal balances, net of unamortized discounts and valuation allowances. Valuation allowances are based on the present value of expected future cash flows discounted at the loan's original effective interest rate or the collateral value if the loan is collateral dependent. However, if foreclosure is or becomes probable, the measurement method used is collateral value.

     Real estate, including real estate acquired in satisfaction of debt, is stated at depreciated cost less valuation allowances. At the date of foreclosure (including in-substance foreclosure), real estate acquired in satisfaction of debt is valued at estimated fair value. Impaired real estate is written down to fair value with the impairment loss being included in investment gains (losses), net. Valuation allowances on real estate held for sale are computed using the lower of depreciated cost or current estimated fair value, net of disposition costs. Depreciation is discontinued on real estate held for sale.

     Valuation allowances are netted against the asset categories to which they apply.

     Policy loans are stated at unpaid principal balances.

     Partnerships and joint venture interests in which AXA Financial has control or a majority economic interest (that is, greater than 50% of the economic return generated by the entity) are consolidated. Those where AXA
     Financial does not have control or a majority economic interest are reported on the equity basis of accounting and are included either with equity real estate or other equity investments, as appropriate.

     Equity securities, comprised of common stock held by the Insurance Group and the Holding Company classified as both trading and available for sale securities and non-redeemable preferred stock are carried at estimated fair value and are included in other equity investments.

     Short-term investments are stated at amortized cost which approximates fair value and are included with other invested assets.

     Cash and cash equivalents includes cash on hand, amounts due from banks and highly liquid debt instruments purchased with an original maturity of three months or less.

     All securities owned by the Insurance Group and the Holding Company as well as United States government and agency securities, mortgage-backed securities, futures and forwards transactions are recorded in the consolidated financial statements on a trade date basis.

     Net Investment Income, Investment Gains, Net and Unrealized Investment Gains (Losses)
     ----------------------------------------------------------------------

     Net investment income and realized investment gains (losses) (collectively, "investment results") related to certain participating group annuity contracts which are passed through to the contrac holders are reflected as interest credited to policyholders' account balances.

     Realized investment gains (losses) are determined by specific identification and are presented as a component of revenue. Changes in the valuation allowances are included in investment gains or losses.

     Unrealized gains (losses) on trading securities are reflected in net investment income.

     Unrealized investment gains and losses on fixed maturities and equity securities available for sale held by AXA Financial are accounted for as a separate component of accumulated comprehensive income, net of related deferred Federal income taxes, amounts attributable to discontinued operations, participating group annuity contracts and deferred policy acquisition costs ("DAC") related to universal life and investment-type products and participating traditional life contracts.

     Other Revenue Recognition
     -------------------------

     Commissions, fees and other income principally include Investment Management advisory and service fees. Investment Management advisory and service fees are recorded as revenue as the related services are performed. Certain investment advisory contracts provide for a performance fee, in addition to or in lieu of a base fee, that is calculated as a percentage of the related investment results over a specified period of time. Performance fees are recorded as revenue at the end of the measurement period.

     Recognition of Insurance Income and Related Expenses
     ----------------------------------------------------

     Premiums from universal life and investment-type contracts are reported as deposits to policyholders' account balances. Revenues from these contracts consist of amounts assessed during the period against policyholders' account balances for mortality charges, policy administration charges and surrender charges. Policy benefits and claims that are charged to expense include benefit claims incurred in the period in excess of related policyholders' account balances.

     Premiums from participating and non-participating traditional life and annuity policies with life contingencies generally are recognized as income when due. Benefits and expenses are matched with such income so as to result in the recognition of profits over the life of the contracts. This match is accomplished by means of the provision for liabilities for future policy benefits and the deferral and subsequent amortization of policy acquisition costs.

     For contracts with a single premium or a limited number of premium payments due over a significantly shorter period than the total period over which benefits are provided, premiums are recorded as income when due with any excess profit deferred and recognized in income in a constant relationship to insurance in force or, for annuities, the amount of expected future benefit payments.

     Premiums from individual health contracts are recognized as income over the period to which the premiums relate in proportion to the amount of insurance protection provided.

     Deferred Policy Acquisition Costs
     ---------------------------------

     The costs of acquiring new business, principally commissions, underwriting, agency and policy issue expenses, all of which vary with and primarily are related to the production of new business, are deferred. DAC is subject to recoverability testing at the time of policy issue and loss recognition testing at the end of each accounting period.

     For universal life products and investment-type products, DAC is amortized over the expected total life of the contract group as a constant percentage of estimated gross profits arising principally from investment results, mortality and expense margins and surrender charges based on historical and anticipated future experience, updated at the end of each accounting period. The effect on the amortization of DAC of revisions to estimated gross profits is reflected in earnings in the period such estimated gross profits are revised. The effect on the DAC asset that would result from realization of unrealized gains (losses) is recognized with an offset to accumulated comprehensive income in consolidated shareholders' equity as of the balance sheet date.

     For participating traditional life policies (substantially all of which are in the Closed Block), DAC is amortized over the expected total life of the contract group as a constant percentage based on the present value of the estimated gross margin amounts expected to be realized over the life of the contracts using the expected investment yield. At December 31, 1999, the expected investment yield, excluding policy loans, generally ranged from 7.75% grading to 7.5% over a 20 year period. Estimated gross margin includes anticipated premiums and investment results less claims and administrative expenses, changes in the net level premium reserve and expected annual policyholder dividends. The effect on the amortization of DAC of revisions to estimated gross margins is reflected in earnings in the period such estimated gross margins are revised. The effect on the DAC asset that would result from realization of unrealized gains (losses) is recognized with an offset to accumulated comprehensive income in consolidated shareholders' equity as of the balance sheet date.

     For non-participating traditional life DAC is amortized in proportion to anticipated premiums. Assumptions as to anticipated premiums are estimated at the date of policy issue and are consistently applied during the life of the contracts. Deviations from estimated experience are reflected in earnings in the period such deviations occur. For these contracts, the amortization periods generally are for the total life of the policy.

     In second quarter 1999, management completed a study of the cash flows and liability characteristics of its insurance product lines as compared to the expected cash flows of the underlying assets. That analysis reflected an assessment of the potential impact on future operating cash flows from current economic conditions and trends, including rising interest rates and securities market volatility and the impact of increasing competitiveness within the insurance marketplace (evidenced, for example, by the proliferation of bonus annuity products) on inforce business. The review indicated that changes to the then-current invested asset allocation strategy were required to reposition assets with greater price volatility away from products with demand liquidity characteristics to support products with lower liquidity needs. To implement these findings, the existing investment portfolio was reallocated, and prospective investment allocation targets were revised.

     The reallocation of the assets impacted investment results by product, thereby impacting the future gross margin estimates utilized in the amortization of DAC for universal life and investment-type products. The revisions to estimated future gross margins resulted in an after-tax writedown of DAC of $85.6 million (net of a Federal income tax benefit of $46.1 million) or $.20 per basic and $.19 per diluted share for 1999.

     Policyholders' Account Balances and Future Policy Benefits
     ----------------------------------------------------------

     Policyholders' account balances for universal life and investment-type contracts are equal to the policy account values. The policy account values represent an accumulation of gross premium payments plus credited interest less expense and mortality charges and withdrawals.

     For participating traditional life policies, future policy benefit liabilities are calculated using a net level premium method on the basis of actuarial assumptions equal to guaranteed mortality and dividend fund interest rates. The liability for annual dividends represents the accrual of annual dividends earned. Terminal dividends are accrued in proportion to gross margins over the life of the contract.

     For non-participating traditional life insurance policies, future policy benefit liabilities are estimated using a net level premium method on the basis of actuarial assumptions as to mortality, persistency and interest established at policy issue. Assumptions established at policy issue as to mortality and persistency are based on the Insurance Group's experience which, together with interest and expense assumptions, includes a margin for adverse deviation. When the liabilities for future policy benefits plus the present value of expected future gross premiums for a product are insufficient to provide for expected future policy benefits and expenses for that product, DAC is written off and thereafter, if required, a premium deficiency reserve is established by a charge to earnings. Benefit liabilities for traditional annuities during the accumulation period are equal to accumulated contract holders' fund balances and after annuitization are equal to the present value of expected future payments. Interest rates used in establishing such liabilities range from 2.25% to 11.5% for life insurance liabilities and from 2.25% to 8.35% for annuity liabilities.

     Individual health benefit liabilities for active lives are estimated using the net level premium method and assumptions as to future morbidity, withdrawals and interest. Benefit liabilities for disabled lives are estimated using the present value of benefits method and experience assumptions as to claim terminations, expenses and interest. While management believes its disability income ("DI") reserves have been calculated on a reasonable basis and are adequate, there can be no assurance reserves will be sufficient to provide for future liabilities.

     Claim reserves and associated liabilities for individual DI and major medical policies were $948.4 million and $951.7 million at December 31, 1999 and 1998, respectively. Incurred benefits (benefits paid plus changes in claim reserves) and benefits paid for individual DI and major medical are summarized as follows:

                                                               1999               1998                1997
                                                         -----------------   ----------------   -----------------
                                                                              (IN MILLIONS)

     Incurred benefits related to current year..........  $       150.7       $      140.1       $      132.3
     Incurred benefits related to prior years...........           64.7               84.2               60.0
                                                          -------------       ------------       ------------
     Total Incurred Benefits............................  $       215.4       $      224.3       $      192.3
                                                          =============       ============       ============

     Benefits paid related to current year..............  $        28.9       $       17.0       $       28.8
     Benefits paid related to prior years...............          189.8              155.4              146.2
                                                          -------------       ------------       ------------
     Total Benefits Paid................................  $       218.7       $      172.4       $      175.0
                                                          =============       ============       ============

     Policyholders' Dividends
     ------------------------

     The amount of policyholders' dividends to be paid (including those on policies included in the Closed Block) is determined annually by Equitable Life's board of directors. The aggregate amount of policyholders' dividends is related to actual interest, mortality, morbidity and expense experience for the year and judgment as to the appropriate level of statutory surplus to be retained by Equitable Life.

     At December 31, 1999, participating policies, including those in the Closed Block, represent approximately 23.0% ($47.0 billion) of directly written life insurance in force, net of amounts ceded.

     Federal Income Taxes
     --------------------

     The Holding Company and its consolidated subsidiaries file a consolidated Federal income tax return. Current Federal income taxes are charged or credited to operations based upon amounts estimated to be payable or recoverable as a result of taxable operations for the current year. Deferred income tax assets and liabilities are recognized based on the difference between financial statement carrying amounts and income tax bases of assets and liabilities using enacted income tax rates and laws.

     Separate Accounts
     -----------------

     Separate Accounts are established in conformity with the New York State Insurance Law and generally are not chargeable with liabilities that arise from any other business of the Insurance Group. Separate Accounts assets are subject to General Account claims only to the extent the value of such assets exceeds Separate Accounts liabilities.

     Assets and liabilities of the Separate Accounts, representing net deposits and accumulated net investment earnings less fees, held primarily for the benefit of contract holders, and for which the Insurance Group does not bear the investment risk, are shown as separate captions in the consolidated balance sheets. The Insurance Group bears the investment risk on assets held in one Separate Account; therefore, such assets are carried on the same basis as similar assets held in the General Account portfolio. Assets held in the other Separate Accounts are carried at quoted market values or, where quoted values are not available, at estimated fair values as determined by the Insurance Group.

     The investment results of Separate Accounts on which the Insurance Group does not bear the investment risk are reflected directly in Separate Accounts liabilities. For 1999, 1998 and 1997, investment results of such Separate Accounts were $6,045.5 million, $4,591.0 million and $3,411.1 million, respectively.

     Deposits to Separate Accounts are reported as increases in Separate Accounts liabilities and are not reported in revenues. Mortality, policy administration and surrender charges on all Separate Accounts are included in revenues.

     Employee Stock Option Plans
     ---------------------------

     AXA Financial accounts for its stock option plans in accordance with the provisions of Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees," and related interpretations. In accordance with the opinion, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeds the option strike price at the grant date. See Note 11 for the pro forma disclosures required by SFAS No. 123, "Accounting for Stock-Based Compensation".


3)   INVESTMENTS

     The following table provides additional information relating to fixed maturities and equity securities.

                                                                   GROSS              GROSS
                                              AMORTIZED          UNREALIZED         UNREALIZED         ESTIMATED
                                                 COST              GAINS              LOSSES           FAIR VALUE
                                            ---------------   -----------------  -----------------   ---------------
                                                                         (IN MILLIONS)

        DECEMBER 31, 1999
        Fixed Maturities:
          Available for Sale:
            Corporate.....................   $   15,049.6        $      139.5       $       790.1      $   14,399.0
            Mortgage-backed...............        2,576.1                 2.3                88.4           2,490.0
            U.S. Treasury, government
              and agency securities.......        1,218.0                18.9                23.6           1,213.3
            States and political
              subdivisions................          110.0                 1.4                 4.9             106.5
            Foreign governments...........          361.8                16.2                14.8             363.2
            Redeemable preferred stock....          311.6                 1.8                36.3             277.1
                                             ----------------    ----------------   ----------------   -------------
              Total Available for Sale....   $   19,627.1        $      180.1       $       958.1      $   18,849.1
                                            =================   =================  =================  ==============
          Held to Maturity:  Corporate....   $      253.4        $        6.6       $          .7      $      259.3
                                            =================   =================  =================  ==============

        Equity Securities:
          Common stock available
              for sale....................   $       25.5        $        1.5       $        17.8      $        9.2
          Common stock trading
              securities..................           14.3                 9.1                 7.0              16.4
                                             ----------------    ----------------   ----------------   -------------
        Total Equity Securities...........   $       39.8        $       10.6       $        24.8      $       25.6
                                             ================    ================   ================   =============

        December 31, 1998
        Fixed Maturities:
          Available for Sale:
            Corporate.....................   $   14,747.0        $      794.6       $       380.4      $   15,161.2
            Mortgage-backed...............        1,834.5                23.3                  .9           1,856.9
            U.S. Treasury,  government
              and agency securities.......        1,640.1               109.6                 1.1           1,748.6
            States and political
              subdivisions................           55.0                 9.9                 -                64.9
            Foreign governments...........          363.3                20.9                30.0             354.2
            Redeemable preferred stock....          268.0                 7.0                11.5             263.5
                                             ----------------    ----------------   ----------------   -------------
              Total Available for Sale....   $   18,907.9        $      965.3       $       423.9      $   19,449.3
                                             ================    ================   ================   =============
          Held to Maturity:  Corporate....   $      250.9        $       19.6       $          .1      $      270.4
                                             ================    ================   ================   =============
        Equity Securities:
          Common stock
            available for sale............   $      101.9        $      118.8       $        22.4      $      198.3
                                             ================    ================   ================   =============

     For publicly traded fixed maturities and equity securities, estimated fair value is determined using quoted market prices. For fixed maturities without a readily ascertainable market value, AXA Financial determines an estimated fair value using a discounted cash flow approach, including provisions for credit risk, generally based on the assumption such securities will be held to maturity. Estimated fair values for equity securities, substantially all of which do not have a readily ascertainable market value, have been determined by AXA Financial. Such estimated fair values do not necessarily represent the values for which these securities could have been sold at the dates of the consolidated balance sheets. At December 31, 1999 and 1998, securities without a readily ascertainable market value having an amortized cost of $3,475.7 million and $3,699.1 million, respectively, had estimated fair values of $3,336.9 million and $3,927.0 million, respectively.

     The contractual maturity of bonds at December 31, 1999 is shown below:

                                               HELD TO MATURITY                      AVAILABLE FOR SALE
                                      ------------------------------------   ------------------------------------
                                         AMORTIZED          ESTIMATED           AMORTIZED          ESTIMATED
                                            COST            FAIR VALUE            COST             FAIR VALUE
                                      -----------------  -----------------   ----------------   -----------------
                                                                    (IN MILLIONS)

     Due in one year or less.........  $        -         $         -         $      494.2       $      492.7
     Due in years two through five...         139.8               139.7            3,097.3            3,025.3
     Due in years six through ten....          46.2                47.5            7,222.6            6,837.2
     Due after ten years.............          67.4                72.1            5,925.3            5,726.8
     Mortgage-backed securities......           -                   -              2,576.1            2,490.0
                                       ----------------   ----------------    ---------------    ----------------
     Total...........................  $      253.4       $       259.3       $   19,315.5       $   18,572.0
                                       ================   ================    ===============    ================

     Bonds not due at a single maturity date have been included in the above table in the year of final maturity. Actual maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

     The Insurance Group's fixed maturity investment portfolio includes corporate high yield securities consisting of public high yield bonds, redeemable preferred stocks and directly negotiated debt in leveraged buyout transactions. The Insurance Group seeks to minimize the higher than normal credit risks associated with such securities by monitoring concentrations in any single issuer or in a particular industry group. Certain of these corporate high yield securities are classified as other than investment grade by the various rating agencies, i.e., a rating below Baa or National Association of Insurance Commissioners ("NAIC") designation of 3 (medium grade), 4 or 5 (below investment grade) or 6 (in or near default). At December 31, 1999, approximately 14.0% of the $19,568.9 million aggregate amortized cost of bonds held by AXA Financial was considered to be other than investment grade.

     In addition, the Insurance Group is an equity investor in limited partnership interests which primarily invest in securities considered to be other than investment grade. The carrying values at December 31, 1999 and 1998 were $647.9 million and $562.6 million, respectively.

     Investment valuation allowances and changes thereto follow:

                                                               1999               1998                1997
                                                         -----------------   ----------------   -----------------
                                                                              (IN MILLIONS)

     Balances, beginning of year........................  $       230.6       $      384.5       $      137.1
     Additions charged to income........................           68.2               86.2              334.6
     Deductions for writedowns and
       asset dispositions...............................         (150.2)            (240.1)             (87.2)
                                                          ----------------    ---------------    ----------------
     Balances, End of Year..............................  $       148.6       $      230.6       $      384.5
                                                          ================    ===============    ================
     Balances, end of year comprise:
       Mortgage loans on real estate....................  $        27.5       $       34.3       $       55.8
       Equity real estate...............................          121.1              196.3              328.7
                                                         -----------------   ----------------   -----------------
     Total..............................................  $       148.6       $      230.6       $      384.5
                                                         =================   ================   =================

     At December 31, 1999, the carrying value of fixed maturities which were non-income producing for the twelve months preceding the consolidated balance sheet date was $152.1 million.

     The payment terms of mortgage loans on real estate may from time to time be restructured or modified. The investment in restructured mortgage loans on real estate, based on amortized cost, amounted to $106.0 million and $115.1 million at December 31, 1999 and 1998, respectively. Gross interest income on restructured mortgage loans on real estate that would have been recorded in accordance with the original terms of such loans amounted to $9.5 million, $10.3 million and $17.2 million in 1999, 1998 and 1997, respectively. Gross interest income on these loans included in net investment income aggregated $8.2 million, $8.3 million and $12.7 million in 1999, 1998 and 1997, respectively.

     Impaired mortgage loans along with the related provision for losses follow:

                                                                                      DECEMBER 31,
                                                                         ----------------------------------------
                                                                                1999                 1998
                                                                         -------------------  -------------------
                                                                                      (IN MILLIONS)

     Impaired mortgage loans with provision for losses..................  $        142.4       $        125.4
     Impaired mortgage loans without provision for losses...............             2.2                  8.6
                                                                          ------------------   ------------------
     Recorded investment in impaired mortgage loans.....................           144.6                134.0
     Provision for losses...............................................           (23.0)               (29.0)
                                                                          ------------------   ------------------
     Net Impaired Mortgage Loans........................................  $        121.6       $        105.0
                                                                          ==================   ==================

     Impaired mortgage loans without provision for losses are loans where the fair value of the collateral or the net present value of the expected future cash flows related to the loan equals or exceeds the recorded investment. Interest income earned on loans where the collateral value is used to measure impairment is recorded on a cash basis. Interest income on loans where the present value method is used to measure impairment is accrued on the net carrying value amount of the loan at the interest rate used to discount the cash flows. Changes in the present value attributable to changes in the amount or timing of expected cash flows are reported as investment gains or losses.

     During 1999, 1998 and 1997, respectively, AXA Financial's average recorded investment in impaired mortgage loans was $141.7 million, $161.3 million and $246.9 million. Interest income recognized on these impaired mortgage loans totaled $12.0 million, $12.3 million and $15.2 million ($.0 million, $.9 million and $2.3 million recognized on a cash basis) for 1999, 1998 and 1997, respectively.

     The Insurance Group's investment in equity real estate is through direct ownership and through investments in real estate joint ventures. At December 31, 1999 and 1998, the carrying value of equity real estate held for sale amounted to $382.2 million and $836.2 million, respectively. For 1999, 1998 and 1997, respectively, real estate of $20.5 million, $7.1 million and $152.0 million was acquired in satisfaction of debt. At December 31, 1999 and 1998, AXA Financial owned $443.9 million and $552.3 million, respectively, of real estate acquired in satisfaction of debt.

     Depreciation of real estate held for production of income is computed using the straight-line method over the estimated useful lives of the properties, which generally range from 40 to 50 years. Accumulated depreciation on real estate was $251.6 million and $374.8 million at December 31, 1999 and 1998, respectively. Depreciation expense on real estate totaled $21.8 million, $30.5 million and $74.9 million for 1999, 1998 and 1997, respectively.

4)   JOINT VENTURES AND PARTNERSHIPS

     Summarized combined financial information for real estate joint ventures (25 individual ventures at both December 31, 1999 and 1998) and for limited partnership interests accounted for under the equity method, in which AXA Financial has an investment of $10.0 million or greater and an equity interest of 10% or greater, follows:

                                                                                        DECEMBER 31,
                                                                             ------------------------------------
                                                                                  1999                1998
                                                                             ----------------   -----------------
                                                                                        (IN MILLIONS)

     BALANCE SHEETS

     Investments in real estate, at depreciated cost........................  $       861.1      $       913.7
     Investments in securities, generally at estimated fair value...........          678.4              636.9
     Cash and cash equivalents..............................................           68.4               85.9
     Other assets...........................................................          239.3              279.8
                                                                             ----------------   -----------------
     Total Assets...........................................................  $     1,847.2      $     1,916.3
                                                                             ================   =================

     Borrowed funds - third party...........................................  $       354.2      $       367.1
     Borrowed funds - AXA Financial.........................................           28.9               30.1
     Other liabilities......................................................          313.9              197.2
                                                                             ----------------   -----------------
     Total liabilities......................................................          697.0              594.4
                                                                             ----------------   -----------------

     Partners' capital......................................................        1,150.2            1,321.9
                                                                             ----------------   -----------------
     Total Liabilities and Partners' Capital................................  $     1,847.2      $     1,916.3
                                                                             ================   =================

     Equity in partners' capital included above.............................  $       316.5      $       365.6
     Equity in limited partnership interests not included above and other...          524.1              390.1
                                                                             ----------------   -----------------
     Carrying Value.........................................................  $       840.6      $       755.7
                                                                             ================   =================

                                                               1999               1998                1997
                                                         -----------------   ----------------   -----------------
                                                                              (IN MILLIONS)

     STATEMENTS OF EARNINGS
     Revenues of real estate joint ventures.............  $       180.5       $      246.1       $      310.5
     Revenues of other limited partnership interests....          455.1              128.9              506.3
     Interest expense - third party.....................          (39.8)             (33.3)             (91.8)
     Interest expense - AXA Financial...................           (2.5)              (2.6)              (7.2)
     Other expenses.....................................         (139.0)            (197.0)            (263.6)
                                                         -----------------   ----------------   -----------------
     Net Earnings.......................................  $       454.3       $      142.1       $      454.2
                                                         =================   ================   =================

     Equity in net earnings included above..............  $        10.5       $       44.4       $       76.7
     Equity in net earnings of limited partnership
       interests not included above.....................           76.0               37.9               69.5
     Other..............................................            -                  -                  (.9)
                                                         -----------------   ----------------   -----------------
     Total Equity in Net Earnings.......................  $        86.5       $       82.3       $      145.3
                                                         =================   ================   =================

5)   NET INVESTMENT INCOME AND INVESTMENT GAINS (LOSSES)

     The sources of net investment income follow:

                                                               1999               1998                1997
                                                         -----------------   ----------------   -----------------
                                                                              (IN MILLIONS)

     Fixed maturities...................................  $     1,523.1       $    1,521.4       $    1,490.5
     Mortgage loans on real estate......................          253.4              235.4              260.8
     Equity real estate.................................          250.2              356.1              390.4
     Other equity investments...........................          171.4               83.8              157.0
     Policy loans.......................................          143.8              144.9              177.0
     Other investment income............................          154.3              181.0              173.8
                                                         -----------------   ----------------   -----------------

       Gross investment income..........................        2,496.2            2,522.6            2,649.5
                                                         -----------------   ----------------   -----------------

     Investment expenses................................          232.9              266.7              343.3
                                                         -----------------   ----------------   -----------------

     Net Investment Income..............................  $     2,263.3       $    2,255.9       $    2,306.2
                                                         =================   ================   =================

     Investment gains (losses) including changes in the valuation allowances follow:

                                                               1999               1998                1997
                                                         -----------------   ----------------   -----------------
                                                                              (IN MILLIONS)

     Investment (losses) gains, net:
       Fixed maturities.................................  $      (294.7)      $      (26.0)      $       89.6
       Mortgage loans on real estate....................           (3.3)             (10.9)             (11.2)
       Equity real estate...............................           (2.4)              74.5             (391.3)
       Other equity investments.........................           92.6               31.8               14.3
       Sale of subsidiaries.............................            -                 (2.6)             252.1
       Issuance and sales of Alliance Units.............            5.5               19.8                -
       Other............................................            -                 (4.4)               -
                                                         -----------------   ----------------   -----------------
         Total Investment (Losses) Gains, Net...........  $      (202.3)      $       82.2       $      (46.5)
                                                         =================   ================   =================

     Writedowns of fixed maturities amounted to $223.2 million, $101.6 million and $12.8 million for 1999, 1998 and 1997, respectively, and writedowns of equity real estate amounted to $136.4 million for 1997. In fourth quarter 1997, AXA Financial reclassified $1,095.4 million depreciated cost of equity real estate from real estate held for production of income to real estate held for sale. Additions to valuation allowances of $227.6 million were recorded upon these transfers. Additionally, in fourth quarter 1997, $132.3 million of writedowns on real estate held for production of income were recorded.

     For 1999, 1998 and 1997, respectively, proceeds received on sales of fixed maturities classified as available for sale amounted to $7,650.0 million, $16,775.7 million and $10,317.6 million. Gross gains of $75.3 million, $150.7 million and $167.6 million and gross losses of $218.7 million, $97.8 million and $109.0 million, respectively, were realized on these sales. The change in unrealized investment (losses) gains related to fixed maturities classified as available for sale for 1999, 1998 and 1997 amounted to $(1,319.4) million, $(330.0) million and $511.3 million, respectively.

     On January 1, 1999, investments in publicly-traded common equity securities in the General Account and the Holding Company portfolios within other equity investments amounting to $149.8 million were transferred from available for sale securities to trading securities. As a result of this transfer, unrealized investment gains of $87.3 million ($45.7 million net of related DAC and Federal income taxes) were recognized in the consolidated statements of earnings. Net unrealized holding gains of $2.1 million were included in net investment income in the consolidated statements of earnings for 1999. These trading securities had a carrying value of $16.4 million and cost of $14.3 million at December 31, 1999.

     For 1999, 1998 and 1997, investment results passed through to certain participating group annuity contracts as interest credited to policyholders' account balances amounted to $131.5 million, $136.9 million and $137.5 million, respectively.

     In 1997, Equitable Life sold EREIM (other than its interest in Column Financial, Inc.) ("ERE") to Lend Lease Corporation Limited ("Lend Lease"), for $400.0 million and recognized an investment gain of $162.4 million, net of Federal income tax of $87.4 million. Equitable Life entered into long-term advisory agreements whereby ERE continues to provide substantially the same services to Equitable Life's General Account and Separate Accounts, for substantially the same fees, as provided prior to the sale. Through June 10, 1997, the businesses sold reported combined revenues of $91.6 million and combined net earnings of $10.7 million.

     On June 30, 1997, Alliance reduced the recorded value of goodwill and contracts associated with Alliance's 1996 acquisition of Cursitor Holdings L.P. and Cursitor Holdings Limited (collectively, "Cursitor") by $120.9 million since Cursitor's business fundamentals no longer supported the carrying value of its investment. AXA Financial's earnings from continuing operations for 1997 included a charge of $59.5 million, net of a Federal income tax benefit of $10.0 million and minority interest of $51.4 million. The remaining balance of intangible assets is being amortized over its estimated useful life of 20 years.

     Net unrealized investment gains (losses), included in the consolidated balance sheets as a component of accumulated comprehensive income and the changes for the corresponding years follow:

                                                               1999               1998                1997
                                                         -----------------   ----------------   -----------------
                                                                              (IN MILLIONS)
     Balance, beginning of year.........................  $       378.1       $      523.7       $      179.3
     Changes in unrealized investment (losses) gains....       (1,496.7)            (236.5)             543.9
     Changes in unrealized investment losses
       (gains) attributable to:
         Participating group annuity contracts..........           24.7               (5.7)              53.2
         DAC............................................          208.6               13.2              (89.0)
         Deferred Federal income taxes..................          478.9               83.4             (163.7)
                                                         -----------------   ----------------   -----------------
     Balance, End of Year...............................  $      (406.4)      $      378.1       $      523.7
                                                         =================   ================   =================

     Balance, end of year comprises:
       Unrealized investment (losses) gains on:
         Fixed maturities...............................  $      (778.0)      $      541.4       $      871.4
         Other equity investments.......................          (16.3)              96.4               33.1
         Other, principally Closed Block................           47.5              112.1               81.9
                                                         -----------------   ----------------   -----------------
           Total........................................         (746.8)             749.9              986.4
       Amounts of unrealized investment losses (gains)
         attributable to:
           Participating group annuity contracts........            -                (24.7)             (19.0)
           DAC..........................................           80.8             (127.8)            (141.0)
           Deferred Federal income taxes................          259.6             (219.3)            (302.7)
                                                         -----------------   ----------------   -----------------
     Total..............................................  $      (406.4)      $      378.1       $      523.7
                                                         =================   ================   =================

     Changes in unrealized gains (losses) reflect changes in fair value of only those fixed maturities and equity securities classified as available for sale and do not reflect any changes in fair value of policyholders' account balances and future policy benefits.

6)   ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)

     Accumulated other comprehensive income (loss) represents cumulative gains and losses on items that are not reflected in earnings. The balances for the past three years follow:

                                                               1999               1998                1997
                                                         -----------------   ----------------   -----------------
                                                                              (IN MILLIONS)

     Unrealized (losses) gains on investments...........  $      (406.4)      $      378.1       $      523.7
     Minimum pension liability..........................          (16.1)             (28.3)             (17.3)
                                                         -----------------   ----------------   -----------------
     Total Accumulated Other
       Comprehensive (Loss) Income......................  $      (422.5)      $      349.8       $      506.4
                                                         =================   ================   =================


     The components of other comprehensive income (loss) for the past three years follow:

                                                               1999               1998                1997
                                                         -----------------   ----------------   -----------------
                                                                              (IN MILLIONS)

     Net unrealized (losses) gains on investment
       securities:
       Net unrealized (losses) gains arising during
         the period.....................................  $    (1,302.7)      $     (178.0)      $      567.0
       Adjustment to reclassify (gains) included
         in net earnings during the period..............         (194.0)             (58.5)             (23.1)
                                                         -----------------   ----------------   -----------------
     Net unrealized (losses) gains on investment
       securities.......................................       (1,496.7)            (236.5)             543.9
     Adjustments for policyholder liabilities, DAC
       and deferred Federal income taxes................          712.2               90.9             (199.5)
                                                         -----------------   ----------------   -----------------
     Change in unrealized (losses) gains, net of
       adjustments......................................         (784.5)            (145.6)             344.4
     Change in minimum pension liability................           12.2              (11.0)              (4.4)
                                                         -----------------   ----------------   -----------------
     Total Other Comprehensive (Loss) Income............  $      (772.3)      $     (156.6)      $      340.0
                                                         =================   ================   =================

7)   CLOSED BLOCK

     Summarized financial information for the Closed Block follows:

                                                                                       DECEMBER 31,
                                                                           --------------------------------------
                                                                                 1999                 1998
                                                                           -----------------    -----------------
                                                                                       (IN MILLIONS)
     BALANCE SHEETS
     Fixed Maturities:
       Available for sale, at estimated fair value (amortized cost,
         $4,144.8 and $4,149.0)...........................................  $    4,014.0         $    4,373.2
     Mortgage loans on real estate........................................       1,704.2              1,633.4
     Policy loans.........................................................       1,593.9              1,641.2
     Cash and other invested assets.......................................         194.4                 86.5
     Deferred policy acquisitions costs...................................         895.5                676.5
     Other assets.........................................................         205.3                221.6
                                                                           -----------------    -----------------
     Total Assets.........................................................  $    8,607.3         $    8,632.4
                                                                           =================    =================

     Future policy benefits and policyholders' account balances...........  $    9,011.7         $    9,013.1
     Other liabilities....................................................          13.3                 63.9
                                                                           -----------------    -----------------
     Total Liabilities....................................................  $    9,025.0         $    9,077.0
                                                                           =================    =================

                                                         -----------------   ----------------   -----------------
                                                         -----------------   ----------------   -----------------
                                                               1999               1998                1997
                                                         -----------------   ----------------   -----------------
                                                                              (IN MILLIONS)
     STATEMENTS OF EARNINGS
     Premiums and other revenue.........................  $       619.1       $      661.7       $      687.1
     Investment income (net of investment
       expenses of $15.8, $15.5 and $27.0)..............          574.2              569.7              574.9
     Investment (losses) gains, net.....................          (11.3)                .5              (42.4)
                                                         -----------------   ----------------   -----------------
           Total revenues...............................        1,182.0            1,231.9            1,219.6
                                                         -----------------   ----------------   -----------------

     Policyholders' benefits and dividends..............        1,024.7            1,082.0            1,066.7
     Other operating costs and expenses.................           70.9               62.8               50.4
                                                         -----------------   ----------------   -----------------
           Total benefits and other deductions..........        1,095.6            1,144.8            1,117.1
                                                         -----------------   ----------------   -----------------

     Contribution from the Closed Block.................  $        86.4       $       87.1       $      102.5
                                                         =================   ================   =================

     Impaired mortgage loans along with the related provision for losses follows:

                                                                                           DECEMBER 31,
                                                                                ------------------------------------
                                                                                     1999                1998
                                                                                ----------------   -----------------
                                                                                           (IN MILLIONS)
        Impaired mortgage loans with provision for losses......................  $        26.8      $        55.5
        Impaired mortgage loans without provision for losses...................            4.5                7.6
                                                                                ----------------   -----------------
        Recorded investment in impaired mortgages..............................           31.3               63.1
        Provision for losses...................................................           (4.1)             (10.1)
                                                                                ----------------   -----------------
        Net Impaired Mortgage Loans............................................  $        27.2      $        53.0
                                                                                ================   =================

     During 1999, 1998 and 1997, the Closed Block's average recorded investment in impaired mortgage loans was $37.0 million, $85.5 million and $110.2 million, respectively. Interest income recognized on these impaired mortgage loans totaled $3.3 million, $4.7 million and $9.4 million ($.3 million, $1.5 million and $4.1 million recognized on a cash basis) for 1999, 1998 and 1997, respectively.

     Valuation allowances amounted to $4.6 million and $11.1 million on mortgage loans on real estate and $24.7 million and $15.4 million on equity real estate at December 31, 1999 and 1998, respectively. Writedowns of fixed maturities amounted to $3.5 million for 1997. Writedowns of equity real estate amounted to $28.8 million for 1997.

     In fourth quarter 1997, $72.9 million depreciated cost of equity real estate held for production of income was reclassified to equity real estate held for sale. Additions to valuation allowances of $15.4 million were recorded upon these transfers. Also in fourth quarter 1997, $28.8 million of writedowns on real estate held for production of income were recorded.

     Many expenses related to Closed Block operations are charged to operations outside of the Closed Block; accordingly, the contribution from the Closed Block does not represent the actual profitability of the Closed Block operations. Operating costs and expenses outside of the Closed Block are, therefore, disproportionate to the business outside of the Closed Block.

8)   DISCONTINUED OPERATIONS

     INVESTMENT BANKING AND BROKERAGE SEGMENT
     ----------------------------------------

     In 2000, AXA Financial sold its majority share holdings in DLJ. As a result of the sale, the Investment Banking and Brokerage segment is reflected as discontinued operations in the financial statements. Operating results for the Investment Banking and Brokerage segment for the years ended December 31, 1999, 1998 and 1997 are included in discontinued operations in the accompanying consolidated statement of earnings. Prior year information in that statement of earnings including earnings per share amounts have been restated to reflect this designation as a discontinued business.

                                                                             DECEMBER 31,         December 31
                                                                                 1999                1998
                                                                          ------------------   -----------------
                                                                                      (IN MILLIONS)
     BALANCE SHEETS

     Securities purchased under resale agreements........................   $   29,538.1       $   20,063.8
     Investment banking trading account securities, at market value......       27,982.4           13,195.1
     Cash and cash equivalents...........................................        2,020.5            1,049.3
     Broker-dealer related receivables...................................       44,998.1           34,264.5
     Other assets........................................................        4,403.2            3,244.6
                                                                          -----------------    -----------------
     Total assets.........................................................     108,942.3           71,817.3
                                                                          -----------------    -----------------


     Securities sold under repurchase agreements.........................       56,474.4           35,775.6
     Broker-dealer related payables......................................       37,207.4           26,161.5
     Short-term and long-term debt.......................................        6,518.6            3,997.6
     Other liabilities...................................................        5,184.4            3,306.3
     Minority interest...................................................        1,104.3              743.2
                                                                          -----------------    -----------------
     Total liabilities....................................................     106,489.1           69,984.2
                                                                          -----------------    -----------------
     Net Assets...........................................................  $    2,453.2       $    1,833.1
                                                                          =================    =================


     Revenues from the Investment Banking and Brokerage segment were $7,388.6 million, $5,459.2 million and $4,656.7 million for 1999, 1998 and 1997, respectively. Net earnings from operations of the Investment Banking and Brokerage segment for 1999, 1998 and 1997, were $630.1 million, $278.6 million and $294.8 million, respectively. Federal income taxes related to those amounts were $188.4 million, $134.4 million and 132.9 million for 1999, 1998 and 1997, respectively.

     Net earnings from Investment Banking and Brokerage segment included a non-cash pre-tax realized gain of $212.3 million related to DLJ's offering of a new class of common stock to track the performance of DLJdirect in 1999.

     OTHER DISCONTINUED OPERATIONS
     -----------------------------

     Summarized financial information for other discontinued operations follows.

                                                                                       DECEMBER 31,
                                                                           --------------------------------------
                                                                                 1999                 1998
                                                                           -----------------    -----------------
                                                                                       (IN MILLIONS)
     BALANCE SHEETS
     Mortgage loans on real estate........................................  $      454.6         $      553.9
     Equity real estate...................................................         426.6                611.0
     Other equity investments.............................................          55.8                115.1
     Other invested assets................................................          87.1                 24.9
                                                                           -----------------    -----------------
       Total investments..................................................       1,024.1              1,304.9
     Cash and cash equivalents............................................         164.5                 34.7
     Other assets.........................................................         213.0                219.0
                                                                           -----------------    -----------------
     Total Assets.........................................................  $    1,401.6         $    1,558.6
                                                                           =================    =================

     Policyholders' liabilities...........................................  $      993.3         $    1,021.7
     Allowance for future losses..........................................         242.2                305.1
     Other liabilities....................................................         166.1                231.8
                                                                           -----------------    -----------------
     Total Liabilities....................................................  $    1,401.6         $    1,558.6
                                                                           =================    =================

                                                               1999               1998                1997
                                                         -----------------   ----------------   -----------------
                                                                              (IN MILLIONS)

     STATEMENTS OF EARNINGS
     Investment income (net of investment
       expenses of $49.3, $63.3 and $97.3)..............  $        98.7       $      160.4       $      188.6
     Investment (losses) gains, net.....................          (13.4)              35.7             (173.7)
     Policy fees, premiums and other income.............             .2               (4.3)                .2
                                                         -----------------   ----------------   -----------------
     Total revenues.....................................           85.5              191.8               15.1

     Benefits and other deductions......................          104.8              141.5              169.5
     (Losses charged) earnings credited to allowance
       for future losses................................          (19.3)              50.3             (154.4)
                                                         -----------------   ----------------   -----------------
     Pre-tax loss from operations.......................            -                  -                  -
     Pre-tax earnings from releasing (loss from
       strengthening) the allowance for future
       losses...........................................           43.3                4.2             (134.1)
     Federal income tax (expense) benefit...............          (15.2)              (1.5)              46.9
                                                         -----------------   ----------------   -----------------
     Earnings (Loss) from Other Discontinued Operations.. $        28.1       $        2.7       $      (87.2)
                                                         =================   ================   =================

     AXA Financial's quarterly process for evaluating the allowance for future losses applies the current period's results of other discontinued operations against the allowance, re-estimates future losses and adjusts the allowance, if appropriate. Additionally, as part of AXA Financial's annual planning process which takes place in the fourth quarter of each year, investment and benefit cash flow projections are prepared. These updated assumptions and estimates resulted in a release of allowance in 1999 and 1998 and strengthening of allowance in 1997.

     In fourth quarter 1997, $329.9 million depreciated cost of equity real estate was reclassified from equity real estate held for production of income to real estate held for sale. Additions to valuation allowances of $79.8 million were recognized upon these transfers. Also in fourth quarter 1997, $92.5 million of writedowns on real estate held for production of income were recognized.

     Benefits and other deductions includes $26.6 million and $53.3 million of interest expense related to amounts borrowed from continuing operations in 1998 and 1997, respectively.

     Valuation allowances of $1.9 million and $3.0 million on mortgage loans on real estate and $54.8 million and $34.8 million on equity real estate were held at December 31, 1999 and 1998, respectively. Writedowns of equity real estate were $95.7 million in 1997.

     During 1999, 1998 and 1997, other discontinued operations' average recorded investment in impaired mortgage loans was $13.8 million, $73.3 million and $89.2 million, respectively. Interest income recognized on these impaired mortgage loans totaled $1.7 million, $4.7 million and $6.6 million ($.0 million, $3.4 million and $5.3 million recognized on a cash basis) for 1999, 1998 and 1997, respectively.

     At December 31, 1999 and 1998, other discontinued operations had real estate acquired in satisfaction of debt with carrying values of $24.1 million and $50.0 million, respectively.

9)   SHORT-TERM AND LONG-TERM DEBT

     Short-term and long-term debt consists of the following:

                                                                                       DECEMBER 31,
                                                                           --------------------------------------
                                                                                 1999                 1998
                                                                           -----------------    -----------------
                                                                                       (IN MILLIONS)

     Short-term debt......................................................  $      592.0         $      209.4
                                                                           -----------------    -----------------
     Long-term debt:
     Holding Company:
       Senior notes, 6.5%, due 2008.......................................         249.3                249.2
       Senior notes, 9%, due 2004.........................................         300.0                300.0
       Senior exchange notes, 6.75% - 7.30%, due through 2003.............         179.0                214.0
       Senior debentures, 7.0%, due 2028..................................         347.5                347.4
                                                                           -----------------    -----------------
           Total Holding Company..........................................       1,075.8              1,110.6
                                                                           -----------------    -----------------
     Equitable Life:
       Surplus notes, 6.95%, due 2005.....................................         399.5                399.4
       Surplus notes, 7.70%, due 2015.....................................         199.7                199.7
       Other..............................................................            .4                   .3
                                                                           -----------------    -----------------
           Total Equitable Life...........................................         599.6                599.4
                                                                           -----------------    -----------------
     Wholly owned and joint venture real estate:
       Mortgage notes, 5.43% - 9.5%, due through 2017.....................         251.3                392.2
                                                                           -----------------    -----------------
       Alliance:..........................................................           -                   10.8
                                                                           -----------------    -----------------
     Total long-term debt.................................................       1,926.7              2,113.0
                                                                           -----------------    -----------------
     Total Short-term and Long-term Debt..................................  $    2,518.7         $    2,322.4
                                                                           =================    =================

     Short-term Debt
     ---------------

     Equitable Life has a $700.0 million bank credit facility available to fund short-term working capital needs and to facilitate the securities settlement process. The credit facility consists of two types of borrowing options with varying interest rates and expires in September 2000. The interest rates are based on external indices dependent on the type of borrowing and at December 31, 1999 range from 5.76% to 8.5%. There were no borrowings outstanding under this bank credit facility at December 31, 1999.

     Equitable Life has a commercial paper program with an issue limit of $1.0 billion. This program is available for general corporate purposes used to support Equitable Life's liquidity needs and is supported by Equitable Life's existing $700.0 million bank credit facility. At December 31, 1999, there were $166.9 million outstanding under this program.

     Alliance has a $425.0 million five-year revolving credit facility with a group of commercial banks. Under the facility, the interest rate, at the option of Alliance, is a floating rate generally based upon a defined prime rate, a rate related to the London Interbank Offered Rate ("LIBOR") or the Federal Funds Rate. A facility fee is payable on the total facility. During July 1999, Alliance increased the size of its commercial paper program by $200.0 million from $425.0 million for a total available limit of $625.0 million. Borrowings from the revolving credit facility and the original commercial paper program may not exceed $425.0 million in the aggregate. The revolving credit facility provides backup liquidity for commercial paper issued under Alliance's commercial paper program and can be used as a direct source of borrowing. The revolving credit facility contains covenants that require Alliance to, among other things, meet certain financial ratios. At December 31, 1999, Alliance had commercial paper outstanding totaling $384.7 million at an effective interest rate of 5.9%; there were no borrowings outstanding under Alliance's revolving credit facility.

     In December 1999, Alliance established a $100.0 million extendible commercial notes ("ECN") program to supplement its commercial paper program. ECNs are short-term debt instruments that do not require any back-up liquidity support. At December 31, 1999, there were no outstanding borrowings under the ECN program.

     Long-term Debt
     --------------

     Several of the long-term debt agreements have restrictive covenants related to the total amount of debt, net tangible assets and other matters. At December 31, 1999, AXA Financial is in compliance with all debt covenants.

     At December 31, 1999 and 1998, respectively, AXA Financial has pledged real estate of $323.6 million and $640.2 million as collateral for certain long-term debt.

     At December 31, 1999, aggregate maturities of the long-term debt based on required principal payments at maturity for 2000 and the succeeding four years are $38.0 million, $46.0 million, $56.2 million, $76.8 million and $300.0 million, respectively, and $1,448.7 million thereafter.

     In 1998, the Holding Company completed an offering under its existing shelf registration of $250.0 million 6.5% Senior Notes due 2008 and $350.0 million 7% Senior Debentures due 2028 (together the "1998 Senior Debt"), resulting in net proceeds of $591.1 million to be used for general corporate purposes.

10)  FEDERAL INCOME TAXES

     A summary of the Federal income tax expense in the consolidated statements of earnings follows:

                                                               1999               1998                1997
                                                         -----------------   ----------------   -----------------
                                                                              (IN MILLIONS)
     Federal income tax expense (benefit):
       Current..........................................  $       152.3       $      267.3       $      171.0
       Deferred.........................................          156.4               70.9              (80.1)
                                                         -----------------   ----------------   -----------------
     Total..............................................  $       308.7       $      338.2       $       90.9
                                                         =================   ================   =================

     The Federal income taxes attributable to consolidated operations are different from the amounts determined by multiplying the earnings before Federal income taxes and minority interest by the expected Federal income tax rate of 35%. The sources of the difference and their tax effects follow:

                                                               1999               1998                1997
                                                         -----------------   ----------------   -----------------
                                                                              (IN MILLIONS)
     Expected Federal income tax expense................  $       341.6       $      355.3       $      174.7
     Non-taxable minority interest......................          (58.5)             (33.2)             (38.0)
     Non-taxable subsidiary gains.......................            -                (14.1)               -
     Adjustment of tax audit reserves...................           11.7               16.0              (81.7)
     Other..............................................           13.9               14.2               35.9
                                                         -----------------   ----------------   -----------------
     Federal Income Tax Expense.........................  $       308.7       $      338.2       $       90.9
                                                         =================   ================   =================

     The components of the net deferred Federal income taxes are as follows:

                                                    DECEMBER 31, 1999                  December 31, 1998
                                             ---------------------------------  ---------------------------------
                                                 ASSETS         LIABILITIES         Assets         Liabilities
                                             ---------------  ----------------  ---------------   ---------------
                                                                        (IN MILLIONS)
     Compensation and related benefits......  $      86.5      $        -        $      117.6      $       -
     Other..................................         35.7               -                67.8              -
     DAC, reserves and reinsurance..........          -               329.6               -              231.4
     Investments............................        155.7               -                 -              325.8
                                             ---------------  ----------------  ---------------   ---------------
     Total..................................  $     277.9      $      329.6      $      185.4      $     557.2
                                             ===============  ================  ===============   ===============

     The deferred Federal income taxes impacting operations reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The sources of these temporary differences and their tax effects follow:

                                                               1999               1998                1997
                                                         -----------------   ----------------   -----------------
                                                                              (IN MILLIONS)
     DAC, reserves and reinsurance......................  $        83.2       $       (7.7)      $       46.2
     Investments........................................           14.3               45.3             (115.6)
     Compensation and related benefits..................           24.5               28.6                3.7
     Other..............................................           34.4                4.7              (14.4)
                                                         -----------------   ----------------   -----------------
     Deferred Federal Income Tax
       Expense (Benefit)................................  $       156.4       $       70.9       $      (80.1)
                                                         =================   ================   =================

     The Internal Revenue Service (the "IRS") is in the process of examining AXA Financial's consolidated Federal income tax returns for the years 1992 through 1996. Management believes these audits will have no material adverse effect on AXA Financial's consolidated results of operations.

11)  CAPITAL STOCK

     In September 1999, the Board of Directors declared a two-for-one stock split (the "Stock Split") of the Holding Company's common stock ("Common Stock"). The Stock Split was effected in the form of a 100% stock dividend to shareholders of record on September 27, 1999 and was paid on October 1, 1999. The par value of the Common Stock remains at $0.01 per share. To reflect the par value of Common Stock after the split, an adjustment was made from Capital in excess of par value to Common stock, at par value. In the accompanying consolidated financial statements and footnotes, all Common Stock, per share and option data have been restated for the effect of the Stock Split.

     The Holding Company is authorized to issue 510 million shares of capital stock, of which 500 million shares are designated as Common Stock having a par value of $.01 per share and 10 million shares are designated as preferred stock having a par value of $1.00 per share.

     At December 31, 1999 and 1998, respectively, 433.6 million and 437.6 million shares of Common Stock were outstanding. At December 31, 1999, approximately 51.1 million shares of Common Stock were reserved for the conversion of Series D Convertible Preferred Stock ("Series D Preferred Stock") and the exercise of employee stock options.

     In May 1998, the Holding Company's Board of Directors authorized a stock repurchase program pursuant to which the Holding Company may repurchase up to 16 million shares of its Common Stock from time to time in the open market or through privately negotiated transactions. In September 1998, the Holding Company's Board of Directors increased the number of shares authorized under the stock repurchase program to 30 million. At December 31, 1999, the Holding Company had repurchased 17.1 million shares of Common Stock at a cost of $490.8 million.

     In 1993, the Holding Company established a Stock Employee Compensation Trust ("SECT") to fund a portion of its obligations arising from its various employee compensation and benefits programs. At that time, the Holding Company sold 60,000 shares of Series D Preferred Stock, convertible into 23.8 million shares of the Holding Company's Common Stock, to the SECT in exchange for cash and a promissory note of $299.9 million, for a total of $300.0 million. This had no effect on AXA Financial's consolidated shareholders' equity as the Series D Preferred Stock is reported as outstanding at fair value on AXA Financial's consolidated balance sheets but is offset by a contra-equity account. An increase in consolidated shareholders' equity results only when shares of Series D Preferred Stock are released from the SECT. The SECT is required to periodically distribute an amount of Series D Preferred Stock (or Common Stock issued on conversion thereof) based on a pre-determined formula. In April 1996, AXA Financial filed a shelf registration statement with the SEC to register approximately
     23.8 million shares of AXA Financial's Common Stock issuable upon conversion of shares of the Series D Preferred Stock held by the SECT. In September 1999, the SECT released 4,020 Shares of Series D Preferred Stock which were converted into 1.6 million shares of Common Stock. AXA purchased 146,100 shares directly, the Holding Company purchased 1,356,500 shares in connection with its stock repurchase program while the remaining shares were sold through an agent to the public. The net proceeds of the sale after the repurchase of treasury shares of $7.4 million increased Shareholders' equity. In July 1997, the SECT released 8,040 shares of Series D Preferred Stock which were converted into 3.2 million shares of Common Stock. AXA purchased 1.92 million shares directly while the remaining shares were sold through an agent to the public. The net proceeds of the sale totaled $54.8 million, increasing Shareholders' equity by this amount. The SECT will terminate on the date on which all assets of the SECT have been distributed. At December 31, 1999, 1998 and 1997, the Holding Company's Common Stock into which the Series D Preferred Stock can be converted had a market value of $648.7 million, $598.4 million, and $514.4 million, respectively.

     In accordance with the 1997 Stock Incentive Plan, which is the successor to the 1991 Stock Incentive Plan, the Holding Company can issue options to purchase 32.8 million shares of its Common Stock. However, the terms and conditions of the options granted under the 1991 Plan remain the same. The options, which include Incentive Stock Options and Nonstatutory Stock Options, are issued at the fair market value of the Holding Company's Common Stock on the date of grant. Under the 1991 Stock Incentive Plan, one-fifth of stock options granted vest and become exercisable on each of the first five anniversaries of the date such options were granted. In accordance with the 1997 Stock Incentive Plan, one-third of stock options granted vest and become exercisable on each of the first three anniversaries of the date such options were granted. Options are exercisable up to 10 years from the date of grant. At December 31, 1999, 1998 and 1997, respectively, options to purchase 32,012,502 shares, 5,746,504 shares and 13,450,764 shares were available for future grant under the plans.

     AXA Financial's ownership interests in DLJ and Alliance will continue to be reduced upon the exercise of options granted to certain DLJ and Alliance employees and the vesting of forfeitable restricted stock units ("RSUs") acquired by DLJ employees (see Note 8). Options are exercisable over a period of up to ten years. DLJ RSUs represent forfeitable rights to receive approximately 5.2 million shares of DLJ common stock through February 2000 and were recorded as additional minority interest of $106.2 million, their fair value at the time of issuance. As of December 31, 1999, .2 million RSUs were forfeited.

     AXA Financial has elected to continue to account for stock-based compensation using the intrinsic value method prescribed in APB Opinion No.
     25. Had compensation expense for AXA Financial's Stock Option Incentive Plans' options been determined based on SFAS No. 123's fair value based method, AXA Financial's pro forma net earnings and earnings per share for 1999, 1998 and 1997 would have been:

                                                                     1999              1998             1997
                                                                ---------------   ---------------  ---------------
                                                                                  (IN MILLIONS,
                                                                            EXCEPT PER SHARE AMOUNT)

     Pro forma Net Earnings....................................  $    1,063.3      $     795.1      $      542.1

     Pro forma Earnings Per Share:
         Basic.................................................  $        2.43     $       1.79     $        1.30
         Diluted...............................................  $        2.33     $       1.74     $        1.19

     The fair values of options granted after December 31, 1994, used as a basis for the pro forma disclosures above, were estimated as of the grant dates using the Black-Scholes option pricing model. The option pricing assumptions for 1999, 1998 and 1997 follow:

                                 HOLDING COMPANY                      DLJ                            ALLIANCE
                          ------------------------------ ------------------------------- ----------------------------------
                            1999      1998       1997      1999       1998      1997       1999       1998         1997
                          --------- ---------- --------- ---------- -------------------- --------- ------------ -----------

   Dividend yield........  0.31%      0.32%     0.48%      0.56%      0.69%     0.86%     8.70%       6.50%       8.00%

   Expected volatility...   28%        28%       20%        36%        40%       33%       29%         29%         26%

   Risk-free interest
     rate................  5.46%      5.48%     5.99%      5.06%      5.53%     5.96%      5.70       4.40%       5.70%

   Expected life
     in years............    5          5         5          5          5         5         7          7.2         7.2

   Weighted average
     fair value per
     option at
     grant-date..........  $10.78    $11.32     $6.13     $17.19     $16.27    $10.81     $3.88       $3.86       $2.18

     A summary of the Holding Company, DLJ and Alliance's option plans follows:

                                        HOLDING COMPANY                     DLJ                         ALLIANCE
                                  ----------------------------- ----------------------------- -----------------------------
                                                    Weighted                      Weighted                     Weighted
                                                    Average                       Average                       Average
                                                    Exercise                      Exercise                     Exercise
                                                    Price of                      Price of                     Price of
                                      Shares        Options         Shares        Options         Units         Options
                                  (In Millions)   Outstanding   (In Millions)   Outstanding   (In Millions)   Outstanding
                                  --------------- ------------- --------------- ------------- -----------------------------

        Balance as of
          January 1, 1997........      13.4           $10.40         22.2         $14.03           10.0         $  9.54
          Granted................       6.4           $20.93          6.4         $30.54            2.2          $18.28
          Exercised..............      (3.2)          $10.13          (.2)        $16.01           (1.2)        $  8.06
          Forfeited..............       (.8)          $11.72          (.2)        $13.79            (.4)         $10.64
                                  ---------------               -------------                 ---------------
        Balance as of
          December 31, 1997......      15.8           $14.53         28.2         $17.78           10.6          $11.41
          Granted................       8.6           $33.13          1.5         $38.59            2.8          $26.28
          Exercised..............      (2.2)          $10.59         (1.4)        $14.91            (.9)        $  8.91
          Forfeited..............       (.8)          $23.51          (.1)        $17.31            (.2)         $13.14
                                  ---------------               -------------                 ---------------
        Balance as of
          December 31, 1998......      21.4           $22.00         28.2         $19.04           12.3          $14.92
          Granted................       4.3           $31.70          4.8         $45.23            2.0          $30.18
          Exercised..............      (2.4)          $13.26         (2.2)        $34.61           (1.5)        $  9.51
          Forfeited..............       (.6)          $24.29          (.1)        $15.85            (.3)         $17.79
                                  ---------------               -------------                 ---------------
        Balance as of
          December 31, 1999......      22.7           $24.60         30.7         $23.30           12.5          $17.95
                                  ===============               =============                 ===============

     Information about options outstanding and exercisable at December 31, 1999 follows:

                                            Options Outstanding                            Options Exercisable
                             ---------------------------------------------------   -------------------------------------
                                                   Weighted
                                                    Average         Weighted                               Weighted
              Range of             Number          Remaining        Average             Number              Average
              Exercise          Outstanding       Contractual       Exercise          Exercisable          Exercise
               Prices          (In Millions)     Life (Years)        Price           (In Millions)           Price
        --------------------- ----------------- ---------------- ---------------   ------------------   ----------------
               Holding
               Company
        --------------------
        $ 9.06   -$13.88             5.6               4.2            $10.50             10.9                $18.98
        $14.25   -$22.63             5.2               7.7            $20.95              -                    -
        $25.32   -$34.59             8.2               8.7            $29.08              -                    -
        $40.97   -$41.28             3.7               8.6            $41.28              -                    -
                              -----------------                                    ------------------
        $ 9.06   -$41.28            22.7               7.3            $24.60             10.9                $18.98
                              ================= ================ ===============   ==================   ================

                 DLJ
        ----------------------
        $13.50   -$25.99            20.2               8.4            $14.61             20.6                $16.62
        $26.00   -$38.99             4.9               7.8            $33.99              -                    -
        $39.00   -$52.875            4.8               9.0            $43.28              -                    -
        $53.00   -$76.875             .8               9.7            $57.09              -                    -
                              -----------------                                    ------------------
        $13.50   -$76.875           30.7               8.4            $23.30             20.6                $16.62
                              ================= ================ ===============   ==================   ================

              Alliance
        ----------------------
        $ 3.66   -$ 9.81             2.6               3.8           $  8.31              2.2               $  8.12
        $ 9.88   -$12.56             3.3               5.6            $11.16              2.6                $10.92
        $13.75   -$18.47             1.8               7.9            $18.34               .7                $18.34
        $18.78   -$26.31             2.8               8.9            $26.16               .6                $26.06
        $27.31   -$30.94             2.0               9.9            $30.24              -                    -
                              -----------------                                    ------------------
        $ 3.66   -$30.94            12.5               7.0            $17.95              6.1                $12.12
                              ================= ================ ===============   ==================   ================

12)  COMPUTATION OF EARNINGS PER SHARE

                                                               1999                  1998               1997
                                                         -----------------   ----------------   -----------------
                                                                              (IN MILLIONS)
     Earnings from continuing operations................  $       467.9       $      551.8       $      353.4
     Less - dividends on preferred stocks...............            -                  -                (15.6)
                                                         -----------------   ----------------   -----------------
     Earnings from continuing operations applicable
       to common shares - Basic.........................          467.9              551.8              337.8
     Add - dividends on convertible preferred stock
       and interest on convertible subordinated
       debt, when dilutive..............................            -                  -                 24.5
     Less - effect of assumed exercise of options
       of publicly held subsidiary......................           (4.0)              (2.7)              (1.6)
                                                         -----------------   ----------------   -----------------
     Earnings from Continuing Operations Applicable
       to Common Shares - Diluted.......................  $       463.9       $      549.1       $      360.7
                                                         =================   ================   =================

     Weighted average common shares
       outstanding - Basic..............................          437.1              443.3              403.3
     Add - assumed exercise of stock options............            5.2                5.5                3.5
     Add - assumed conversion of convertible
       preferred stock..................................            -                  -                 20.8
     Add - assumed conversion of convertible
       subordinated debt................................            -                  -                 17.2
                                                         -----------------   ----------------   -----------------
     Weighted Average Shares
       outstanding - Diluted............................          442.3              448.8              444.8
                                                         =================   ================   =================

     Shares of the Series D Preferred Stock (or Common Stock issuable on conversion thereof) are not considered outstanding in the computation of weighted average common shares outstanding until the shares are allocated to fund the obligation for which the SECT was established.

13)  REINSURANCE AGREEMENTS

     The Insurance Group assumes and cedes reinsurance with other insurance companies. The Insurance Group evaluates the financial condition of its reinsurers to minimize its exposure to significant losses from reinsurer insolvencies. Ceded reinsurance does not relieve the originating insurer of liability. The effect of reinsurance (excluding group life and health) is summarized as follows:

                                                               1999               1998                1997
                                                         -----------------   ----------------   -----------------
                                                                              (IN MILLIONS)

     Direct premiums....................................  $       420.6       $      438.8       $      448.6
     Reinsurance assumed................................          206.7              203.6              198.3
     Reinsurance ceded..................................          (69.1)             (54.3)             (45.4)
                                                         -----------------   ----------------   -----------------
     Premiums...........................................  $       558.2       $      588.1       $      601.5
                                                         =================   ================   =================

     Universal Life and Investment-type Product
       Policy Fee Income Ceded..........................  $        69.7       $       75.7       $       61.0
                                                         =================   ================   =================
     Policyholders' Benefits Ceded......................  $        99.6       $       85.9       $       70.6
                                                         =================   ================   =================
     Interest Credited to Policyholders' Account
       Balances Ceded...................................  $        38.5       $       39.5       $       36.4
                                                         =================   ================   =================

     Since 1997, AXA Financial reinsures on a yearly renewal term basis 90% of the mortality risk on new issues of certain term, universal and variable life products. AXA Financial's retention limit on joint survivorship policies is $15.0 million. All in force business above $5.0 million is reinsured. The Insurance Group also reinsures the entire risk on certain substandard underwriting risks and in certain other cases.

     For the years ended December 31, 1999 and 1998, respectively, reinsurance recoverables related to insurance contracts outside of the Closed Block amounting to $881.5 million and $810.2 million are included in the consolidated balance sheets in other assets and reinsurance payables related to insurance contracts outside of the Closed Block amounting to $682.5 million and $531.8 million are included in other liabilities.

     The Insurance Group cedes 100% of its group life and health business to a third party insurer. Premiums ceded totaled $.1 million, $1.3 million and $1.6 million for 1999, 1998 and 1997, respectively. Ceded death and disability benefits totaled $44.7 million, $15.6 million and $4.3 million for 1999, 1998 and 1997, respectively. Insurance liabilities ceded totaled $510.5 million and $560.3 million at December 31, 1999 and 1998, respectively.

14)  EMPLOYEE BENEFIT PLANS

     AXA Financial sponsors qualified and non-qualified defined benefit plans covering substantially all employees (including certain qualified part-time employees), managers and certain agents. The pension plans are non-contributory. Equitable Life's benefits are based on a cash balance formula or years of service and final average earnings, if greater, under certain grandfathering rules in the plans. Alliance's benefits are based on years of credited service, average final base salary and primary social security benefits. AXA Financial's funding policy is to make the minimum contribution required by the Employee Retirement Income Security Act of 1974 ("ERISA").

     Components of net periodic pension (credit) cost for the qualified and non-qualified plans were as follows:

                                                               1999               1998                1997
                                                         -----------------   ----------------   -----------------
                                                                              (IN MILLIONS)
     Service cost.......................................  $        36.7       $       33.2       $       32.5
     Interest cost on projected benefit obligations.....          131.6              129.2              128.2
     Expected return on assets..........................         (189.8)            (175.6)            (307.6)
     Net amortization and deferrals.....................            7.5                6.1              166.6
                                                         -----------------   ----------------   -----------------
     Net Periodic Pension (Credit) Cost.................  $       (14.0)      $       (7.1)      $       19.7
                                                         =================   ================   =================

     The plans' projected benefit obligations under the qualified and non-qualified plans was comprised of:

                                                                                           DECEMBER 31,
                                                                                ------------------------------------
                                                                                     1999                1998
                                                                                ----------------   -----------------
                                                                                           (IN MILLIONS)
        Benefit obligations, beginning of year.................................  $    1,933.4       $    1,801.3
        Service cost...........................................................          36.7               33.2
        Interest cost..........................................................         131.6              129.2
        Actuarial (gains) losses...............................................         (53.3)             108.4
        Benefits paid..........................................................        (123.1)            (138.7)
                                                                                ----------------   -----------------
        Benefit Obligations, End of Year.......................................  $    1,925.3       $    1,933.4
                                                                                ================   =================

     The funded status of the qualified and non-qualified pension plans was as follows:

                                                                                        DECEMBER 31,
                                                                             ------------------------------------
                                                                                  1999                1998
                                                                             ----------------   -----------------
                                                                                        (IN MILLIONS)
     Plan assets at fair value, beginning of year...........................  $    2,083.1       $    1,867.4
     Actual return on plan assets...........................................         369.0              338.9
     Contributions..........................................................            .1                -
     Benefits paid and fees.................................................        (108.5)            (123.2)
                                                                             ----------------   -----------------
     Plan assets at fair value, end of year.................................       2,343.7            2,083.1
     Projected benefit obligations..........................................       1,925.3            1,933.4
                                                                             ----------------   -----------------
     Excess of plan assets over projected benefit obligations...............         418.4              149.7
     Unrecognized prior service cost........................................          (5.2)              (7.5)
     Unrecognized net (gain) loss from past experience different
       from that assumed....................................................        (197.3)              38.7
     Unrecognized net asset at transition...................................           (.1)               1.5
                                                                             ----------------   -----------------
     Prepaid  Pension Cost, Net.............................................  $      215.8       $      182.4
                                                                             ================   =================

     The prepaid pension cost for pension plans with assets in excess of projected benefit obligations was $412.2 million and $363.9 million and the accrued liability for pension plans with accumulated benefit obligations in excess of plan assets was $196.4 million and $181.5 million at December 31, 1999 and 1998, respectively.

     The pension plan assets include corporate and government debt securities, equity securities, equity real estate and shares of group trusts managed by Alliance. The discount rate and rate of increase in future compensation levels used in determining the actuarial present value of projected benefit obligations were 8.0% and 6.38%, respectively, at December 31, 1999 and 7.0% and 3.83%, respectively, at December 31, 1998. As of January 1, 1999 and 1998, the expected long-term rate of return on assets for the retirement plan was 10.0% and 10.25%, respectively.

     AXA Financial recorded, as a reduction of shareholders' equity, an additional minimum pension liability of $16.1 million, $28.3 million and $17.3 million, net of Federal income taxes, at December 31, 1999, 1998 and 1997, respectively, primarily representing the excess of the accumulated benefit obligation of the non-qualified pension plan over the accrued liability. The aggregate accumulated benefit obligation and fair value of plan assets for pension plans with accumulated benefit obligations in excess of plan assets were $325.7 million and $36.3 million, respectively, at December 31, 1999 and $309.7 million and $34.5 million, respectively, at December 31, 1998.

     Prior to 1987, the qualified plan funded participants' benefits through the purchase of non-participating annuity contracts from Equitable Life. Benefit payments under these contracts were approximately $30.2 million, $31.8 million and $33.2 million for 1999, 1998 and 1997, respectively.

     AXA Financial provides certain medical and life insurance benefits (collectively, "postretirement benefits") for qualifying employees, managers and agents retiring from AXA Financial (i) on or after attaining age 55 who have at least 10 years of service or (ii) on or after attaining age 65 or (iii) whose jobs have been abolished and who have attained age 50 with 20 years of service. The life insurance benefits are related to age and salary at retirement. The costs of postretirement benefits are recognized in accordance with the provisions of SFAS No. 106. AXA Financial continues to fund postretirement benefits costs on a pay-as-you-go basis and, for 1999, 1998 and 1997, AXA Financial made estimated postretirement benefits payments of $29.5 million, $28.4 million and $18.7 million, respectively.

     The following table sets forth the postretirement benefits plan's status, reconciled to amounts recognized in AXA Financial's consolidated financial statements:

                                                               1999               1998                1997
                                                         -----------------   ----------------   -----------------
                                                                              (IN MILLIONS)
     Service cost.......................................  $         4.7       $        4.6       $        4.5
     Interest cost on accumulated postretirement
       benefits obligation..............................           34.4               33.6               34.7
     Unrecognized prior service costs...................           (7.0)               -                  -
     Net amortization and deferrals.....................            8.4                 .5                1.9
                                                         -----------------   ----------------   -----------------
     Net Periodic Postretirement Benefits Costs.........  $        40.5       $       38.7       $       41.1
                                                         =================   ================   =================

                                                                                        DECEMBER 31,
                                                                             ------------------------------------
                                                                                  1999                1998
                                                                             ----------------   -----------------
                                                                                        (IN MILLIONS)
     Accumulated postretirement benefits obligation, beginning
       of year..............................................................  $      490.4       $      490.8
     Service cost...........................................................           4.7                4.6
     Interest cost..........................................................          34.4               33.6
     Contributions and benefits paid........................................         (29.5)             (28.4)
     Actuarial gains........................................................         (29.0)             (10.2)
                                                                             ----------------   -----------------
     Accumulated postretirement benefits obligation, end of year............         471.0              490.4
     Unrecognized prior service cost........................................          26.9               31.8
     Unrecognized net loss from past experience different
       from that assumed and from changes in assumptions....................         (86.0)            (121.2)
                                                                             ----------------   -----------------
     Accrued Postretirement Benefits Cost...................................  $      411.9       $      401.0
                                                                             ================   =================

     Since January 1, 1994, costs to AXA Financial for providing these medical benefits available to retirees under age 65 are the same as those offered to active employees and medical benefits will be limited to 200% of 1993 costs for all participants.

     The assumed health care cost trend rate used in measuring the accumulated postretirement benefits obligation was 7.5% in 1999, gradually declining to 4.75% in the year 2010, and in 1998 was 8.0%, gradually declining to 2.5% in the year 2009. The discount rate used in determining the accumulated postretirement benefits obligation was 8.0% and 7.0% at December 31, 1999 and 1998, respectively.

     If the health care cost trend rate assumptions were increased by 1%, the accumulated postretirement benefits obligation as of December 31, 1999 would be increased 3.55%. The effect of this change on the sum of the service cost and interest cost would be an increase of 3.91%. If the health care cost trend rate assumptions were decreased by 1% the accumulated postretirement benefits obligation as of December 31, 1999 would be decreased by 4.38%. The effect of this change on the sum of the service cost and interest cost would be a decrease of 4.96%.

15)  DERIVATIVES AND FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Insurance Group primarily uses derivatives for asset/liability risk management and for hedging individual securities. Derivatives mainly are utilized to reduce the Insurance Group's exposure to interest rate fluctuations. Accounting for interest rate swap transactions is on an accrual basis. Gains and losses related to interest rate swap transactions are amortized as yield adjustments over the remaining life of the underlying hedged security. Income and expense resulting from interest rate swap activities are reflected in net investment income. The notional amount of matched interest rate swaps outstanding at December 31, 1999 and 1998, respectively, was $797.3 million and $880.9 million. The average unexpired terms at December 31, 1999 ranged from two months to 5.0 years. At December 31, 1999, the cost of terminating swaps in a loss position was $1.8 million. Equitable Life maintains an interest rate cap program designed to hedge crediting rates on interest-sensitive individual annuities contracts. The outstanding notional amounts at December 31, 1999 of contracts purchased and sold were $7,575.0 million and $875.0 million, respectively. The net premium paid by Equitable Life on these contracts was $51.6 million and is being amortized ratably over the contract periods ranging from 1 to 4 years. Income and expense resulting from this program are reflected as an adjustment to interest credited to policyholders' account balances.

     Fair Value of Financial Instruments
     -----------------------------------

     AXA Financial defines fair value as the quoted market prices for those instruments that are actively traded in financial markets. In cases where quoted market prices are not available, fair values are estimated using present value or other valuation techniques. The fair value estimates are made at a specific point in time, based on available market information and judgments about the financial instrument, including estimates of the timing and amount of expected future cash flows and the credit standing of counterparties. Such estimates do not reflect any premium or discount that could result from offering for sale at one time AXA Financial's entire holdings of a particular financial instrument, nor do they consider the tax impact of the realization of unrealized gains or losses. In many cases, the fair value estimates cannot be substantiated by comparison to independent markets, nor can the disclosed value be realized in immediate settlement of the instrument.

     Certain financial instruments are excluded, particularly insurance liabilities other than financial guarantees and investment contracts. Fair market value of off-balance-sheet financial instruments of the Insurance Group was not material at December 31, 1999 and 1998.

     Fair values for mortgage loans on real estate are estimated by discounting future contractual cash flows using interest rates at which loans with similar characteristics and credit quality would be made. Fair values for foreclosed mortgage loans and problem mortgage loans are limited to the estimated fair value of the underlying collateral if lower.

     Fair values of policy loans are estimated by discounting the face value of the loans from the time of the next interest rate review to the present, at a rate equal to the excess of the current estimated market rates over the current interest rate charged on the loan.

     The estimated fair values for AXA Financial's association plan contracts, supplementary contracts not involving life contingencies ("SCNILC") and annuities certain, which are included in policyholders' account balances, and guaranteed interest contracts are estimated using projected cash flows discounted at rates reflecting expected current offering rates.

     The estimated fair values for variable deferred annuities and single premium deferred annuities ("SPDA"), which are included in policyholders' account balances, are estimated by discounting the account value back from the time of the next crediting rate review to the present, at a rate equal to the excess of current estimated market rates offered on new policies over the current crediting rates.

     Fair values for long-term debt are determined using published market values, where available, or contractual cash flows discounted at market interest rates. The estimated fair values for non-recourse mortgage debt are determined by discounting contractual cash flows at a rate which takes into account the level of current market interest rates and collateral risk. The estimated fair values for recourse mortgage debt are determined by discounting contractual cash flows at a rate based upon current interest rates of other companies with credit ratings similar to AXA Financial. AXA Financial's carrying value of short-term borrowings approximates their estimated fair value.

     The carrying value and estimated fair value for financial instruments not previously disclosed in Notes 3, 7 and 8 are presented below:

                                                                        DECEMBER 31,
                                             --------------------------------------------------------------------
                                                           1999                               1998
                                             ---------------------------------  ---------------------------------
                                                CARRYING         ESTIMATED         Carrying         Estimated
                                                 VALUE          FAIR VALUE          Value           Fair Value
                                             ---------------  ----------------  ---------------   ---------------
                                                                        (IN MILLIONS)
     Consolidated AXA Financial:
     ---------------------------
     Mortgage loans on real estate..........  $    3,270.0     $     3,239.3     $     2,809.9     $    2,961.8
     Other limited partnership interests....         647.9             647.9             562.6            562.6
     Policy loans...........................       2,257.3           2,359.5           2,086.7          2,370.7
     Policyholders' account balances -
       investment contracts.................      12,740.4          12,800.5          12,892.0         13,396.0
     Long-term debt.........................       1,926.7           1,878.9           2,113.0          2,213.3

     Closed Block:
     -------------
     Mortgage loans on real estate..........  $    1,704.2     $     1,650.3     $     1,633.4     $    1,703.5
     Other equity investments...............          36.3              36.3              56.4             56.4
     Policy loans...........................       1,593.9           1,712.0           1,641.2          1,929.7
     SCNILC liability.......................          22.8              22.5              25.0             25.0

     Discontinued Operations:
     ------------------------
     Mortgage loans on real estate..........  $      454.6     $       467.0     $       553.9     $      599.9
     Fixed maturities.......................          85.5              85.5              24.9             24.9
     Other equity investments...............       1,488.5           1,488.5             588.9            588.9
     Guaranteed interest contracts..........          33.2              27.5              37.0             34.0
     Long-term debt.........................       4,781.7           4,698.7           3,508.1          3,535.3

16)  COMMITMENTS AND CONTINGENT LIABILITIES

     From time to time, AXA Financial has provided certain guarantees or commitments to affiliates, investors and others. At December 31, 1999, these arrangements include commitments by AXA Financial, under certain conditions: to make capital contributions of up to $59.4 million to affiliated real estate joint ventures; and to provide equity financing to certain limited partnerships of $373.8 million under existing loan or loan commitment agreements. Management believes AXA Financial will not incur any material losses as a result of these commitments.

     Equitable Life is the obligor under certain structured settlement agreements which it had entered into with unaffiliated insurance companies and beneficiaries. To satisfy its obligations under these agreements, Equitable Life owns single premium annuities issued by previously wholly owned life insurance subsidiaries. Equitable Life has directed payment under these annuities to be made directly to the beneficiaries under the structured settlement agreements. A contingent liability exists with respect to these agreements should the previously wholly owned subsidiaries be unable to meet their obligations. Management believes the satisfaction of those obligations by Equitable Life is remote.

     The Insurance Group had $24.9 million of letters of credit outstanding at December 31, 1999.

17)  LITIGATION

     Insurance Group

     Life Insurance and Annuity Sales Cases

     A number of lawsuits are pending as individual claims and purported class actions against Equitable Life, its subsidiary insurance company and a former insurance subsidiary. These actions involve, among other things, sales of life and annuity products for varying periods from 1980 to the present, and allege, among other things, sales practice misrepresentation primarily involving: the number of premium payments required; the propriety of a product as an investment vehicle; the propriety of a product as a replacement of an existing policy; and failure to disclose a product as life insurance. Some actions are in state courts and others are in U.S. District Courts in different jurisdictions, and are in varying stages of discovery and motions for class certification.

     In general, the plaintiffs request an unspecified amount of damages, punitive damages, enjoinment from the described practices, prohibition against cancellation of policies for non-payment of premium or other remedies, as well as attorneys' fees and expenses. Similar actions have been filed against other life and health insurers and have resulted in the award of substantial judgments, including material amounts of punitive damages, or in substantial settlements. Although the outcome of litigation cannot be predicted with certainty, particularly in the early stages of an action, AXA Financial's management believes that the ultimate resolution of these cases should not have a material adverse effect on the financial position of AXA Financial. AXA Financial's management cannot make an estimate of loss, if any, or predict whether or not any such litigation will have a material adverse effect on AXA Financial's results of operations in any particular period.

     Discrimination Case

     Equitable Life is a defendant in an action, certified as a class action in September 1997, in the United States District Court for the Northern District of Alabama, Southern Division, involving alleged discrimination on the basis of race against African-American applicants and potential applicants in hiring individuals as sales agents. Plaintiffs seek a declaratory judgment and affirmative and negative injunctive relief, including the payment of back-pay, pension and other compensation. Although the outcome of litigation cannot be predicted with certainty, AXA Financial's management believes that the ultimate resolution of this matter should not have a material adverse effect on the financial position of AXA Financial. AXA Financial's management cannot make an estimate of loss, if any, or predict whether or not such matter will have a material adverse effect on AXA Financial's results of operations in any particular period.

     Agent Health Benefits Case

     Equitable Life is a defendant in an action, certified as a class action in March 1999, in the United States District Court for the Northern District of California, alleging, among other things, that Equitable Life violated ERISA by eliminating certain alternatives pursuant to which agents of Equitable Life could qualify for health care coverage. The class consists of "[a]ll current, former and retired Equitable agents, who while associated with Equitable satisfied [certain alternatives] to qualify for health coverage or contributions thereto under applicable plans." Plaintiffs allege various causes of action under ERISA, including claims for enforcement of alleged promises contained in plan documents and for enforcement of agent bulletins, breach of unilateral contract, breach of fiduciary duty and promissory estoppel. The parties are currently engaged in discovery. Although the outcome of any litigation cannot be predicted with certainty, AXA Financial's management believes that the ultimate resolution of this matter should not have a material adverse effect on the financial position of AXA Financial. AXA Financial's management cannot make an estimate of loss, if any, or predict whether or not such matter will have a material adverse effect on AXA Financial's results of operations in any particular period.

     Prime Property Fund Case

     In January 2000, the California Supreme Court denied Equitable Life's petition for review of an October 1999 decision by the California Superior Court of Appeal. Such decision reversed the dismissal by the Supreme Court of Orange County, California of an action which was commenced in 1995 by a real estate developer in connection with a limited partnership formed in 1991 with Equitable Life on behalf of Prime Property Fund ("PPF"). Equitable Life serves as investment manager for PPF, an open-end, commingled real estate separate account of Equitable Life for pension clients. Plaintiff alleges breach of fiduciary duty and other claims principally in connection with PPF's 1995 purchase and subsequent foreclosure of the loan which financed the partnership's property. Plaintiff seeks compensatory and punitive damages. The case has been remanded to the Superior Court for further proceedings. Although the outcome of litigation cannot be predicted with certainty, AXA Financial's management believes that the ultimate resolution of this matter should not have a material adverse effect on the financial position of AXA Financial. AXA Financial's management cannot make an estimate of loss, if any, or predict whether or not this matter will have a material adverse effect on AXA Financial's results of operations in any particular period.

     Alliance Capital

     In July 1995, a class action complaint was filed against Alliance North American Government Income Trust, Inc. (the "Fund"), Alliance Holding and certain other defendants affiliated with Alliance, including the Holding Company, alleging violations of Federal securities laws, fraud and breach of fiduciary duty in connection with the Fund's investments in Mexican and Argentine securities. The original complaint was dismissed in 1996; on appeal, the dismissal was affirmed. In October 1996, plaintiffs filed a motion for leave to file an amended complaint, alleging the Fund failed to hedge against currency risk despite representations that it would do so, the Fund did not properly disclose that it planned to invest in mortgage-backed derivative securities and two Fund advertisements misrepresented the risks of investing in the Fund. In October 1998, the U.S. Court of Appeals for the Second Circuit issued an order granting plaintiffs' motion to file an amended complaint alleging that the Fund misrepresented its ability to hedge against currency risk and denying plaintiffs' motion to file an amended complaint containing the other allegations. In December 1999, the United States District Court for the Southern District of New York granted the defendants' motion for summary judgment on all claims against all defendants. Later in December 1999, the plaintiffs filed motions for reconsideration of the Court's ruling. These motions are currently pending with the Court.

     In connection with the Reorganization, Alliance assumed any liabilities which Alliance Holding may have with respect to this action. Alliance and Alliance Holding believe that the allegations in the amended complaint are without merit and intend to vigorously defend against these claims. While the ultimate outcome of this matter cannot be determined at this time, management of Alliance Holding and Alliance do not expect that it will have a material adverse effect on Alliance Holding's or Alliance's results of operations or financial condition.

     Other Matters

     In addition to the matters described above, the Holding Company and its subsidiaries are involved in various legal actions and proceedings in connection with their businesses. Some of the actions and proceedings have been brought on behalf of various alleged classes of claimants and certain of these claimants seek damages of unspecified amounts. While the ultimate outcome of such matters cannot be predicted with certainty, in the opinion of management no such matter is likely to have a material adverse effect on AXA Financial's consolidated financial position or results of operations.

     Since AXA Financial sold its interest in DLJ to the Credit Suisse Group on November 3, 2000, AXA Financial will no longer disclose in its Notes to the Consolidated Financial Statements legal proceedings and related matters arising out of DLJ's and its subsidiaries' operations.

Events Subsequent to the Date of the Independent Accountants Report (Unaudited)
-----------------------------------------------------------------------------

Life Insurance and Annuity Sales Cases

Equitable Life is a defendant in a purported class action commenced in March 2000 on behalf of persons who purchased variable annuities from Equitable Life from January 1989 to the present. The complaint alleges various improper sales practices, including misrepresentations in connection with the use of variable annuities in a qualified retirement plan or similar arrangement, charging inflated or hidden fees, and failure to disclose unnecessary tax deferral fees. The plaintiff seeks damages, including punitive damages, in an unspecified amount and attorneys' fees and expenses. In May 2000, Equitable Life removed the case to the United States District Court of Alabama and filed a motion to dismiss the complaint, and plaintiff moved to remand the case to state court.

In June 2000, an action was brought against Equitable Life, AXA Advisors and EDI (the defendants) alleging that the defendants engaged in fraudulent and deceptive practices in connection with the marketing and sale of deferred annuity products to fund tax-qualified contributory retirement plans. The named plaintiff purports to act as a private attorney general on behalf of the general public of the State of California and also asserts individual common-law claims. On behalf of the named plaintiff, and in certain instances also on behalf of the general public, the complaint asserts claims for unlawful, unfair or fraudulent business acts and practices and for false or misleading advertising and for fraud, fraudulent concealment and deceit, negligent misrepresentation and negligence. The complaint seeks injunctive relief, restitution for members of the general public of the State of California who have been harmed by defendants' conduct, compensatory and punitive damages on behalf of the named plaintiff, and attorneys' fees, costs and expenses. By order dated October 11, 2000, the District Court denied plaintiff's motion to remand the case to state court and granted defendants' motion to dismiss the action.

In October 2000, an action was brought against Equitable Life, AXA Advisors, and EDI (the defendants) by two individuals who purchased Equitable Life deferred annuity products. The action purports to be on behalf of a class consisting of all persons who purchased an individual deferred annuity contract or who received a certificate to a group deferred annuity contract, sold by one of the defendants, which was used to fund a contributory retirement plan or arrangement qualified for favorable income tax treatment; excluded from the class are officers, directors and agents of the defendants. The complaint alleges that the defendants engaged in fraudulent and deceptive practices in connection with the marketing and sale of deferred annuity products to fund tax-qualified contributory retirement plans and seeks injunctive and declaratory relief, an unspecified amount of compensatory and punitive damages, restitution for all members of the class, and an award of attorneys' fees, costs and expenses. In October 2000, the defendants removed the action to the United States District Court for the Eastern District of New York. The defendants' time to respond to the complaint has not yet expired.

Agent Health Benefits Case

In June 2000, plaintiffs appealed to the Court of Appeals for the Ninth Circuit contesting the District Court's award of legal fees to plaintiffs' counsel in connection with a previously settled count of the complaint unrelated to the health benefit claims. In that appeal, plaintiffs have challenged the District Court's subject matter jurisdiction over the health benefit claims. Briefing has not yet been completed.

Prime Property Fund Case

In May 2000, the court scheduled a jury trial for February 2001. In August 2000, Equitable Life filed a motion for summary adjudication on plaintiff's claims, based on the purchase and subsequent foreclosure of the loan which financed the partnership's property, for punitive damages. In October 2000, following the issuance of a tentative ruling denying Equitable Life's motion, the Superior Court heard oral argument and took the matter under submission. Also in October 2000, plaintiff filed a motion for leave to file a supplemental complaint to add allegations relating to the post-foreclosure transfer of certain funds from the partnership to Equitable Life. The proposed supplemental complaint alleges, among other things, that such conduct constitutes self-dealing and a breach of fiduciary duty, and seeks compensatory and punitive damages based on such conduct.
                                       37

Alliance Reorganization Case

In September 1999, an action was brought on behalf of a purported class of owners of limited partnership units of Alliance Holding challenging the then-proposed reorganization of Alliance Holding. Named defendants include Alliance Holding, Alliance, four Alliance Holding executives and the general partner of Alliance Holding and Alliance. Equitable Life is obligated to indemnify the defendants for losses and expenses arising out of the litigation. Plaintiffs allege inadequate and misleading disclosures, breaches of fiduciary duties, and the improper adoption of an amended partnership agreement by Alliance Holding and seek payment of unspecified money damages and an accounting of all benefits alleged to have been improperly obtained by the defendants. In September 2000, all defendants, except one Alliance Holding executive, filed an answer to the amended complaint denying the material allegations contained therein; in lieu of joining in the answer to the amended complaint, the Alliance Holding executive filed a motion to dismiss in September 2000. In November 2000, the remaining defendants filed a motion to dismiss the amended complaint and their opening brief in support thereto. Although the outcome of litigation cannot be predicted with certainty, particularly in the early stages of an action, AXA Financial's management believes that the ultimate resolution of this litigation should not have a material adverse effect on the consolidated financial position of AXA Financial. AXA Financial's management cannot make an estimate of loss, if any, or predict whether or not any such litigation will have a material adverse effect on AXA Financial's consolidated results of operations in any particular period.

Alliance Capital

In the Alliance North American Government Income Trust action, a Stipulation and Agreement of Settlement has been signed with the lawyers for the plaintiffs settling this action. Under the Stipulation and Agreement of Settlement, the Operating Partnership will permit shareholders of the fund to invest up to $250 million in Alliance mutual funds free of initial sales charges. On August 3, 2000, the court signed an order approving the Stipulation and Agreement of Settlement. Shareholders of the fund had thirty days from the date the order became final to appeal the order. The order became final on September 6, 2000.

Disposal of DLJ

Subsequent to the August 30, 2000 announcement of the proposed sale of DLJ, three putative class action lawsuits have been filed in the Delaware Court of Chancery naming AXA Financial as one of the defendants and challenging the proposed sale of DLJ because the transaction does not include the sale of DLJdirect tracking stock. The plaintiffs in these cases purport to represent a class consisting of the holders of DLJdirect tracking stock and their successors in interest, excluding the defendants and any person or entity related to or affiliated with any of the defendants. AXA Financial, DLJ and the DLJ directors are named as defendants. The complaints assert claims for breaches of fiduciary duties, and seek an unspecified amount of compensatory damages and costs and expenses, including attorneys' fees. The plaintiffs in one case unsuccessfully sought a hearing in connection with their motion for an order enjoining the transaction. The parties in these cases have agreed to extend the time for defendants to respond to the complaints.

A putative class action lawsuit was filed in New York challenging the proposed sale of DLJ (for omitting the DLJdirect tracking stock) and also alleges claims relating to the initial offering of the DLJdirect tracking stock. The complaint alleges claims for violations of the securities laws, breaches of the fiduciary duties of loyalty, good faith and due care, aiding and abetting such breaches, and breach of contract. The plaintiff purports to represent a class consisting of: all purchasers of DLJdirect tracking stock in the initial public offering and thereafter (with respect to the securities law claims); and all owners of DLJdirect tracking stock who allegedly have been or will be injured by the proposed sale of DLJ (with respect to all other claims). AXA Financial, Equitable Life, AXA S.A., DLJ, Donaldson, Lufkin & Jenrette Securities Corporation, Credit Suisse Group, Diamond Acquisition Corp., and DLJ's directors are named as defendants. The complaint seeks declaratory and injunctive relief, an unspecified amount of damages, and costs and expenses, including attorney's fees. The defendants' time to respond has not yet expired.

AXA's Purchase of Holding Company Minority Interest

Following the August 30, 2000 announcement of AXA's proposal to purchase the outstanding shares of Holding Company Common Stock that it does not already own, fourteen putative class action lawsuits were commenced in the Delaware Court of Chancery. The Holding Company, AXA, and directors and/or officers of the Holding Company are named as defendants in each of these lawsuits. The various plaintiffs each purport to represent a class consisting of owners of Holding Company Common Stock and their successors in interest, excluding the defendants and any person or entity related to or affiliated with any of the defendants. They challenge the adequacy of the offer announced by AXA and allege that the defendants have engaged or will engage in unfair dealing, overreaching and/or have breached or will breach fiduciary duties owed to the minority shareholders of the Holding Company. The complaints seek declaratory and injunctive relief, an accounting, and unspecified compensatory damages, costs and expenses, including attorneys' fees. A similar lawsuit was filed in the Supreme Court of the State of New York, County of New York, after the filing of the first Delaware action. By agreement, the defendants' time to respond to the complaints in the Delaware and New York actions has been extended indefinitely.

Although the outcome of litigation cannot be predicted with certainty, AXA Financial's management believes that the ultimate resolution of the matters described above should not have a material adverse effect on the consolidated financial position of AXA Financial. AXA Financial's management cannot make an estimate of loss, if any, or predict whether or not such litigations will have a material adverse effect on AXA Financial's consolidated results of operations in any particular period.

18)  LEASES

     AXA Financial has entered into operating leases for office space and certain other assets, principally information technology equipment and office furniture and equipment. Future minimum payments under noncancelable leases for 2000 and the four successive years are $111.2 million, $93.3 million, $78.3 million, $71.9 million, $66.5 million and $523.7 million thereafter. Minimum future sublease rental income on these noncancelable leases for 2000 and the four successive years is $5.2 million, $4.1 million, $2.8 million, $2.8 million, $2.8 million and $23.8 million thereafter.

     At December 31, 1999, the minimum future rental income on noncancelable operating leases for wholly owned investments in real estate for 2000 and the four successive years is $120.7 million, $113.5 million, $96.0 million, $79.7 million, $74.1 million and $354.6 million thereafter.

19)  RESTRUCTURING COSTS

     During 1997, AXA Financial restructured certain operations in connection with cost reduction programs and recorded a pre-tax provision of $42.4 million. The amount paid during 1999, associated with cost reduction programs, totaled $15.6 million. At December 31, 1999, the remaining liabilities associated with cost reduction programs was $8.8 million. The 1997 cost reduction program included costs related to employee termination and exit costs.

20)  INSURANCE GROUP STATUTORY FINANCIAL INFORMATION

     Equitable Life is restricted as to the amounts it may pay as dividends to the Holding Company. Under the New York Insurance Law, the Superintendent has broad discretion to determine whether the financial condition of a stock life insurance company would support the payment of dividends to its shareholders. For 1999, 1998 and 1997, statutory net income (loss) totaled $547.0 million, $384.4 million and ($351.7) million, respectively. Statutory surplus, capital stock and Asset Valuation Reserve ("AVR") totaled $5,570.6 million and $4,728.0 million at December 31, 1999 and 1998, respectively. In September 1999, $150.0 million in dividends were paid to the Holding Company by Equitable Life, the first such payment since Equitable Life's demutualization in 1992.

     At December 31, 1999, the Insurance Group, in accordance with various government and state regulations, had $26.8 million of securities deposited with such government or state agencies.

     The differences between statutory surplus and capital stock determined in accordance with Statutory Accounting Principles ("SAP") and total shareholders' equity under GAAP are primarily: (a) the inclusion in SAP of an AVR intended to stabilize surplus from fluctuations in the value of the investment portfolio; (b) future policy benefits and policyholders' account balances under SAP differ from GAAP due to differences between actuarial assumptions and reserving methodologies; (c) certain policy acquisition costs are expensed under SAP but deferred under GAAP and amortized over future periods to achieve a matching of revenues and expenses; (d) external and certain internal costs incurred to obtain or develop internal use computer software during the application development stage is capitalized under GAAP but expensed under SAP; (e) Federal income taxes are generally accrued under SAP based upon revenues and expenses in the Federal income tax return while under GAAP deferred taxes provide for timing differences between recognition of revenues and expenses for financial reporting and income tax purposes; (f) the valuation of assets under SAP and GAAP differ due to different investment valuation and depreciation methodologies, as well as the deferral of interest-related realized capital gains and losses on fixed income investments; and (g) differences in the accrual methodologies for post-employment and retirement benefit plans.

     Accounting practices used to prepare statutory financial statements for regulatory filings of stock life insurance companies differ in certain instances from GAAP. The following reconciles the Insurance Group's statutory change in surplus and capital stock and statutory surplus and capital stock determined in accordance with accounting practices prescribed by the New York Insurance Department with net earnings and equity on a GAAP basis.

                                                           1999               1998                1997
                                                     ----------------    ---------------    ----------------
                                                                         (IN MILLIONS)

Net change in statutory surplus and
  capital stock....................................  $       848.8       $      709.2       $      203.6
Change in asset valuation reserves.................           (6.3)             111.8              147.1
                                                     ----------------    ---------------    ----------------
Net change in statutory surplus, capital stock
  and asset valuation reserves.....................          842.5              821.0              350.7
Adjustments:
  Future policy benefits and policyholders'
    account balances...............................          (85.0)            (189.9)             (31.1)
  DAC..............................................          263.6              316.5              220.7
  Deferred Federal income taxes....................         (161.4)             (67.6)             103.1
  Valuation of investments.........................           23.2               83.6               46.8
  Valuation of investment subsidiary...............         (133.6)            (419.5)            (555.8)
  Limited risk reinsurance.........................          128.4               83.7               82.3
  Dividend paid to the Holding Company.............          150.0                -                  -
  Capital contribution.............................         (470.8)               -                  -
  Postretirement benefits..........................            -                 54.8               (3.1)
  Other, net.......................................          248.2              134.7               30.3
  GAAP adjustments of Closed Block.................          (49.8)             (27.1)               3.6
  GAAP adjustments of other discontinued
    operations.....................................           51.3              (82.0)             189.7
                                                     ----------------    ---------------    ----------------
Net Earnings of the Insurance Group................  $       806.6       $      708.2       $      437.2
                                                     ================    ===============    ================

                                                                         DECEMBER 31,
                                                     -------------------------------------------------------
                                                           1999               1998                1997
                                                     ----------------    ---------------    ----------------
                                                                         (IN MILLIONS)

Statutory surplus and capital stock................  $     4,020.5       $    3,171.7       $    2,462.5
Asset valuation reserves...........................        1,550.1            1,556.4            1,444.6
                                                     ----------------    ---------------    ----------------
Statutory surplus, capital stock and asset
  valuation reserves...............................        5,570.6            4,728.1            3,907.1
Adjustments:
  Future policy benefits and policyholders'
    account balances...............................       (1,622.0)          (1,526.0)          (1,336.1)
  DAC..............................................        4,033.0            3,563.8            3,236.6
  Deferred Federal income taxes....................         (283.9)            (346.9)            (370.8)
  Valuation of investments.........................         (568.2)             626.9              783.5
  Valuation of investment subsidiary...............       (1,891.7)          (1,758.1)          (1,338.6)
  Limited risk reinsurance.........................          (39.6)            (168.0)            (254.2)
  Issuance of surplus notes........................         (539.1)            (539.1)            (539.0)
  Postretirement benefits..........................            -               (262.7)            (317.5)
  Other, net.......................................          544.8              313.4              203.7
  GAAP adjustments of Closed Block.................          723.6              795.4              814.3
  GAAP adjustments of other discontinued
    operations.....................................         (160.0)             (14.2)              71.5
                                                     ----------------    ---------------    ----------------
Equity of the Insurance Group......................  $     5,767.5       $    5,412.6       $    4,860.5
                                                     ================    ===============    ================


                                       42


21)  BUSINESS SEGMENT INFORMATION

     AXA Financial's operations consist of Financial Advisory/Insurance and Investment Management. AXA Financial's management evaluates the performance of each of these segments independently and allocates resources based on current and future requirements of each segment. Management evaluates the performance of each segment based upon operating results adjusted to exclude the effect of unusual or non-recurring events and transactions and certain revenue and expense categories not related to the base operations of the particular business net of minority interest. Information for all periods is presented on a comparable basis.

     Intersegment investment advisory and other fees of approximately $75.6 million, $61.8 million and $84.1 million for 1999, 1998 and 1997, respectively, are included in total revenues of the Investment Management segment. These fees, excluding amounts related to discontinued operations of $.5 million, $.5 million and $4.2 million for 1999, 1998 and 1997, respectively, are eliminated in consolidation.

     The following tables reconcile each segment's revenues and adjusted earnings to total revenues and earnings from continuing operations before Federal income taxes as reported on the consolidated statements of earnings and the segments' assets to total assets on the consolidated balance sheets, respectively.

                               FINANCIAL
                               ADVISORY/          INVESTMENT        CONSOLIDATION/
                               INSURANCE          MANAGEMENT         ELIMINATION            TOTAL
                             ---------------   ----------------   ----------------- --------------------
                                                        (IN MILLIONS)
     1999
     ----
     Segment revenues.......  $     4,337.5        $     1,870.2      $       (32.4)    $     6,175.3
     Investment
       (losses) gains and
       other................         (198.9)                 5.5                -              (193.4)
                             ---------------      -----------------  ----------------  -----------------
     Total Revenues.........  $     4,138.6        $     1,875.7      $       (32.4)    $     5,981.9
                             ===============      =================  ================  =================

     Adjusted pre-tax
       earnings.............  $       852.9        $       241.3      $         -       $     1,094.2
     Investment (losses)
       gains net of related
       DAC and other
       charges..............         (207.8)                 4.5                -              (203.3)
     Non-recurring DAC
       adjustments..........         (131.7)                 -                  -              (131.7)
     Pre-tax minority
       interest.............            -                  216.8                -               216.8
                             ---------------      -----------------  ----------------  -----------------
     Earnings
       from Continuing
       Operations...........  $       513.4        $       462.6      $         -       $       976.0
                             ===============      =================  ================  =================
     Total Assets...........  $    87,213.9        $    11,902.4      $     2,477.5     $   101,593.8
                             ===============      =================  ================  =================

                               Financial
                               Advisory/         Investment       Consolidation/
                               Insurance         Management         Elimination            Total
                             ---------------   ----------------   ----------------  --------------------
                                                          (In Millions)

     1998
     ----
     Segment revenues.......  $     4,063.6        $     1,328.7      $       (15.2)    $     5,377.1
     Investment
       gains and other......           65.0                 17.2                -                82.2
                             ---------------      -----------------  ----------------  -----------------
     Total Revenues.........  $     4,128.6        $     1,345.9      $       (15.2)    $     5,459.3
                             ===============      =================  ================  =================

     Adjusted pre-tax
       earnings.............  $       654.0        $       169.1      $         -       $       823.1
     Investment gains
       (losses), net of
       related
       DAC and other
       charges..............           41.1                  9.5                -                50.6
     Pre-tax minority
       interest.............            -                  141.5                -               141.5
                             ---------------      -----------------  ----------------  -----------------
     Earnings from
       Continuing
       Operations...........  $       695.1        $       320.1      $         -       $     1,015.2
                             ===============      =================  ================  =================

     Total Assets...........  $    76,109.4        $    11,602.5      $     1,805.0     $    89,516.9
                             ===============      =================  ================  =================

     1997
     ----
     Segment revenues.......  $     4,020.9        $     1,073.5      $       (20.0)    $     5,074.4
     Investment
       (losses) gains
       and other............         (317.2)               252.2                -               (65.0)
                             ---------------      -----------------  ----------------  -----------------
     Total Revenues.........  $     3,703.7        $     1,325.7      $       (20.0)    $     5,009.4
                             ===============      =================  ================  =================

     Adjusted pre-tax
       earnings.............  $       469.6        $       126.3      $         -       $       595.9
     Investment (losses)
       gains, net of related
       DAC and other
       charges..............         (291.9)               249.9                -               (42.0)
     Non-recurring costs
       and expenses.........          (41.7)              (121.6)               -              (163.3)
     Pre-tax minority
       interest.............            -                  108.5                -               108.5
                             ---------------      -----------------  ----------------  -----------------
     Earnings from
       Continuing
       Operations...........  $       136.0        $       363.1      $         -       $       499.1
                             ===============      =================  ================  =================
     Total Assets...........  $    68,225.7        $    13,124.2      $       592.4     $    81,942.3
                             ===============      =================  ================  =================

22)  QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

     The quarterly results of operations for 1999 and 1998 are summarized below:

                                                                   THREE MONTHS ENDED
                                         ------------------------------------------------------------------------
                                            MARCH 31          JUNE 30         SEPTEMBER 30        DECEMBER 31
                                         ---------------   ---------------   ----------------   -----------------
                                                         (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
     1999
     ----
     Total Revenues...................... $     1,442.9     $    1,477.8      $    1,483.7       $    1,577.5
                                         ===============   ===============   ================   =================

     Earnings from Continuing
       Operations........................ $       131.7     $       72.4      $      146.7       $      117.1
                                         ===============   ===============   ================   =================

     Net Earnings........................ $       221.1     $      381.0      $      231.6       $      292.4
                                         ===============   ===============   ================   =================

     Per Common Share:
       Basic:
         Earnings from Continuing
           Operations...................  $         .30    $         .17     $         .34       $         .27
                                         ===============   ===============   ================   =================
         Net Earnings...................  $         .50    $         .87     $         .53       $         .55
                                         ===============   ===============   ================   =================

       Diluted:
         Earnings from Continuing
           Operations...................  $         .30    $         .16     $         .33       $         .26
                                         ===============   ===============   ================   =================
         Net Earnings..............       $         .48    $         .83     $         .51       $         .64
                                         ===============   ===============   ================   =================


     1998
     ----
     Total Revenues...................... $     1,419.1     $    1,387.3      $    1,299.3       $    1,353.6
                                         ===============   ===============   ================   =================

     Earnings from Continuing
       Operations........................ $       152.2     $      147.2      $      125.0       $      127.4
                                         ===============   ===============   ================   =================
     Net Earnings                         $       266.6     $      248.8      $      139.8       $      177.9
                                         ===============   ===============   ================   =================

     Per Common Share:
       Basic:
         Earnings from Continuing
           Operations...................  $         .34    $         .33     $         .28       $        .29
                                         ===============   ===============   ================   =================
         Net Earnings...................  $         .60    $         .56     $         .32       $        .40
                                         ===============   ===============   ================   =================

       Diluted:
         Earnings from Continuing
           Operations...................  $         .34    $         .32     $         .28       $        .29
                                         ===============   ===============   ================   =================
         Net Earnings..............       $         .58    $         .53     $         .31       $        .39
                                         ===============   ===============   ================   =================

23)  SUBSEQUENT EVENTS (UNAUDITED)

     During July 2000, Equitable Life transferred, at no gain or loss, all the risk of its directly written DI business for years 1993 and prior to Centre Life Insurance Company, a subsidiary of Zurich Financial Services. The transfer of risk to Centre Life was accomplished through an indemnity reinsurance contract. The cost of the arrangement will be amortized over the expected lives of the contracts reinsured and will not have a significant impact on the results of operations in any specific period.

     In October 2000, the Board of Directors of the Holding Company, acting upon the unanimous recommendation of a special committee of independent directors, approved an agreement with AXA for the acquisition of the approximately 40% of outstanding Holding Company Common Stock it does not already own. Under the terms of the agreement, the minority shareholders of the Holding Company would receive $35.75 in cash and 0.295 of an AXA American Depositary Share ("ADS") for each Holding Company share.

     In October 2000, Alliance completed its acquisition of substantially all of the assets and liabilities of Sanford C. Bernstein ("Bernstein") for an aggregate current value of approximately $3.5 billion ($1.48 billion in cash and 40.8 million newly issued Alliance Units). The Holding Company provided Alliance with the cash portion of the consideration by purchasing approximately 32.6 million newly issued Alliance Units for $1.60 billion in June 2000. AXA Financial's consolidated economic interest in Alliance was 52.7% after the transaction closed.

     On November 3, 2000, AXA Financial sold its 63.0% interest in DLJ to
     Credit Suisse Group. AXA Financial received $2.33 billion in cash and $4.86 billion (or 25.2 million shares) in Credit Suisse Group common stock. The fair value of the stock consideration was based on the exchange rate and stock price at the time the transaction closed. Credit Suisse Group repurchased $1.18 billion (6.3 million shares) of it's common stock from AXA Financial at closing. AXA Financial estimates the gain on the DLJ sale at $2.35 billion (net of $2.01 billion in taxes, including the $407.0 million recorded in third quarter 2000).